Exhibit 4.5

TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Deed of Trust

Made and signed in Netanya on March 31, 2009

Between:

Cellcom Israel Ltd.
of 10 Hagavish Street, Netanya
(hereinafter: “the Company”)

of the one part;

And:

Hermetic Trust (1975) Ltd.
Private company no. 51-070519-7
of 113 Hayarkon St., Tel Aviv
Telephone: 03-5274867
Fax: 03-5271736
Email: hermetic@hermetic.co.il
Contact: Meirav Ofer Oren, joint CEO
(hereinafter: “the Trustee”)                                                                                              of the other part:

Whereas:
The board of the Company decided, on March 30, 2009, to publish a Shelf Prospectus under which the Company may, inter alia, issue series of Debentures that would be titled series E through I and series 1 through 2, in the manner described in this Deed of Trust;

Whereas:	The Trustee is a limited shares company that has been incorporated and registered in Israel according to the Companies Ordinance, whose principal goal is to engage in Trust; and

Whereas:
The Trustee has declared that there is no impediment in accordance with the Securities Law 5728 – 1968 or any other law to its entering into an engagement with the Company pursuant to this Deed of Trust, and that it fulfills all of the requirements and conditions for competency stated in the Securities Law to serve as a trustee for the issue of the Debentures covered by the Prospectus; and

Whereas:	The Company has requested that the Trustee serve as the trustee for the Debenture Holders, and the Trustee has agreed thereto, subject to the terms of this Deed of Trust;

Now therefore it has been agreed, declared and stipulated between the parties as follows:

1.	Preamble, interpretation and definitions

	1.1	The preamble to this Deed of Trust and the appendices attached hereto constitute a material and integral part hereof

1.2	The division of this Deed and Trust into sections and the titling of the sections are for the sake of convenience and as references only and may not be used for construction purposes.

1.3
The provisions hereof in plural apply to singular and vice versa; the provisions hereof in masculine gender apply to feminine and vice versa, and all statements regarding natural persons also refer to corporations, wherever this Deed does not implicitly and/or explicitly state otherwise and/or if the content of context of the statements does not necessitate otherwise.

1.4
The provisions of this Deed of Trust shall apply specifically to each of the series of Debentures (as defined below) and the Debentures in each of the series shall be hereinafter referred to as “the Debentures”, all - unless otherwise stated or implied by the context.

In this Deed of Trust and in the Debentures (Series E through I and series 1 through 2), the following expressions will have the meaning beside them, unless another meaning is implied by the content or context of the statements:

“This Deed” or the “Deed of Trust”	–	This Deed of Trust, including the appendices attached hereto, which constitute an integral part hereof;

The “Prospectus” or the “Shelf Prospectus”	–	The shelf prospectus of the Company that will be published, inter alia, for the Debentures;

The “Shelf Offer Report” or the “Offer Report”	–
The shelf offer reports that will be published under the Shelf Prospectus, in accordance with the provisions of Section 23A(f) of the Securities Law, 5728 – 1968, wherein all the details that are specific to such offer will be completed, including the composition of the offered units, under the provisions of any law and in accordance with the Code and guidelines of the Tel Aviv Stock Exchange, prevailing at such time;

“The Series of Debentures”	–
Series that would be titled series E through I and/or series 1 through 2 of debentures, registered to name, the terms of each would be determined in accordance with the Debenture Certificate of that series and the Initial Offer Report of the debentures in that series, as shall be issued from time to time by the Company at its sole discretion;

The “Trustee”	–	Hermetic Trust (1975) Ltd. and/or any party serving from time to time as a trustee of the Debenture Holders pursuant to this deed;

“Register”	–	Register of the Debenture Holders as stated in Section 26 hereof;

The “Debenture Holders” and/or the “Debenture Owners”	–	Anyone holding the Debentures;

The “Debenture Certificate”	–	A Debenture certificate whose form appears as the first addendum to this deed;

The “Law” or the “Securities Law”	–	The Securities Law, 5728 – 1968 and the regulations thereby, as effective from time to time;

“Business day” or “Banking Business Day”	–	A day on which most of the banks in Israel are open for conducting transactions;

“Principal”	–	The outstanding par value of the Debentures in the relevant series;

The “Consumer Price Index” (“Index”)	–
The price index known by the name of "the Consumer Price Index", which includes fruit and vegetables, as published by the Central Bureau of Statistics and Economic Research, as shall be composed from time to time, including that index even if published by another official body or institute, and including any official index that replaces it, whether composed of the same data as the existing index or not. If it is replaced by another index that is published by such a body or institute, and that body or institute did not determine the ratio between it and the index thus replaced, the ratio will be determined by the Central Bureau of Statistics, and in the case of such a ratio not being determined, it will be determined by the Trustee for the relevant series, following consultation with economic experts of his choice;

The “Known Index” on a given date	–	The last known index;

The “Basic Index”	–	The index known on a given date, which would be published in the Offer Report under which any series of debentures is initially offered;

The “Payment Index”	–
The consumer price index known on the date of making any payment on the account of the principal and/or the interest.
The Initial Offer Report of the debentures in the relevant series, which are linked to the Index, will specify whether the principal and/or the interest of the debentures is secured (i.e. in the event that the known index on the date scheduled for the relevant payment is less than the basic index, the payment index shall be the basic index) or unsecured (i.e. the payment index shall be the known index on the date scheduled for the relevant payment, even if this index is less than the basic index);

“Trade Day”	–	A day on which transactions are executed on the Stock Exchange;

The “Stock Exchange”	–	The Tel Aviv Stock Exchange Ltd.;

“Meeting”	–	A meeting of the Debenture Holders, including a class meeting;

“Class Meeting”	–	A meeting of the Debenture Holders, who have an interest that is materially different from the interest of other Debenture Holders on the matter that is being discussed in the meeting;

“The Nominee Company”	–	The Israel Discount Bank Nominees Ltd.

“Foreign Currency”	–	Not more than one currency per each series of debentures, as shall be specified in the Initial Offer Report of the

Debentures in the relevant Series;

“Foreign Currency Exchange Rate”	–
The representative exchange rate of the foreign currency published by the Bank of Israel, or any official exchange rate of the foreign currency in relation to Israeli currency that shall supersede the aforesaid representative exchange rate and that shall be applicable at such time with respect to government bonds that are linked to the exchange rate of the foreign currency;

The “Known Exchange Rate” on any date	–
The latest exchange rate determined by the Bank of Israel prior to such date. However, during a period in which the Bank of Israel does not customarily determine a representative exchange rate, the known exchange rate shall be the rate most recently determined by the Minister of Finance together with the Governor of the Bank of Israel for government bonds that are linked to the exchange rate of the foreign currency.

The “Basic Exchange Rate”	–	The known exchange rate on a given date, which shall be determined in the Initial Offer Report of the Debentures in the relevant Series;

The “Payment Exchange Rate”	–	The known exchange rate on the actual date of payment;

“Prime Interest Rate” on any given date	–	The interest rate derived from the average of the basic debit interest rate offered at such date by the four (4) major banks in Israel.

“Telbor Interest Rate” on any given date	–
Tel Aviv Interbank Offered Rate - The interest rate for interbank loans, which is calculated based on interest bids submitted by several banks in Israel, for a period that shall be determined in the Initial Offer Report of the Debentures in the relevant Series, and that appears on the Reuters data distribution system on Mondays through Thursdays at 13:00 or shortly thereafter and on Fridays at 12:00 or shortly thereafter or on any other source of information that shall be specified in the Initial Offer Report of the Debentures in the relevant Series.

“Libor Interest Rate” on any given date	–
The interest rate offered on such date on the interbank market in London for dollar deposits for a period that shall be determined in the Initial Offer Report of the Debentures in the relevant Series (week, month, six months etc.), as quoted at 11:00 London time or shortly thereafter on the Libor01 Page published by the Reuters News Agency or, if this Page is replaced, as quoted at such time or shortly thereafter on the replacement page.

“Euribor Interest Rate” on any given date	–
Euro Interbank Offered Rate - The interest rate offered on such date on the interbank market for euro deposits for a period that shall be determined in the Initial Offer Report of the Debentures in the relevant Series, as quoted at 11:00 London time or shortly thereafter on the Euribor01 Page published by the Reuters News Agency or, if this Page is replaced, as quoted at such time or shortly thereafter on the replacement page, or on any other source of information that shall be specified in the Initial Offer Report of the Debentures in the relevant Series.

The “Basic Interest Rate” on any given date	–
The Libor or the Telbor or the Euribor or the Prime or any other basic interest rate that may be selected by the Company, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series.

2.	Issuance of the Debentures and the Applicability of the Deed of Trust

	2.1	The Company shall be entitled to issue:

2.1.1
Up to 5 series of Debentures (series E through I), each with a par value of up to NIS 2,000,000,000, registered to name and repayable (principal) in a number of installments that shall not fall below one and shall not exceed ten (10) annual installments, or that shall not fall below one and shall not exceed twenty (20) semi-annual installments that shall be consecutive and equal (with the exception of the first or the last installment, that may be set at a different rate) and shall be payable in each of the years, all as shall be specified in the Offer Report under which each of the Series of Debentures (“The Debentures Series E through I”) is initially offered. The linkage basis (or the absence thereof) and the type of interest (or the absence thereof) applicable to the principal of the Debentures in each of the aforementioned series that is issued will be specified in the Offer Report under which the aforesaid Debentures are initially offered. For details of the linkage bases of the Debentures in Series E through I allowed by the Shelf Prospectus and for details of the types of interest allowed by the Shelf Prospectus, see Sections 3 and 4 to the terms listed in the overleaf, respectively. The interest rate that shall be applicable to the principal of the Debentures in each of the aforementioned series that may be issued under the Shelf Prospectus, or the margin above or below the basic interest that shall be applicable to the principal of the Debentures in each of the aforementioned series, as appropriate, will be specified in the Offer Report under which these Debentures are initially offered, or will be determined in a bid pursuant to which the Debentures would be initially offered. The interest, if any, on the principal of the Debentures in Series E through I will be payable every year in one annual installment or in two semi-annual installments or in four quarterly installments, all as shall be stipulated in the Offer Report under which these Debentures are initially offered. The dates and the number of the principal payments, the linkage basis (or the absence thereof), the type of interest, the interest rate or the manner of its determination and the dates of payment of the interest (or the absence of interest) with respect to the Debentures in Series E through I, as shall be specified in the Offer Report under which each of the aforesaid Series of Debentures is initially offered, will be determined by the Company shortly before the initial offering of the Debentures in the relevant Series. As to the Company’s right for the early redemption of the Debentures in Series E through I, see Section 6 to this Deed.

2.1.2
Up to 2 series of Debentures (series 1 through 2), each with a par value of up to NIS 2,000,000,000, registered to name and repayable (principal) in a number of installments that shall not fall below one and shall not exceed ten (10) annual installments, or that shall not fall below one and shall not exceed twenty (20) semi-annual installments that shall be consecutive and equal (with the exception of the first or the last installment, that may be set at a different rate) and shall be payable in each of the years, all as shall be specified in the Offer Report under which each of the Series of Debentures (“The Debentures Series 1 through 2”) is initially offered. The linkage basis (or the absence thereof) and the type of interest (or the absence thereof) applicable to the principal of the Debentures in each of the aforementioned series that is issued will be specified in the Offer Report under which the aforesaid Debentures are initially offered. For details of the linkage bases of the Debentures in Series 1 through 2 allowed by the Shelf Prospectus and for details of the types of interest allowed by the Shelf Prospectus, see Sections 3 and 4 to the terms listed in the overleaf, respectively. The interest rate that shall be applicable to the principal of the Debentures in each of the aforementioned series that may be issued under the Shelf Prospectus, or the margin above or below the basic interest that shall be applicable to the principal of the Debentures in each of the aforementioned series, as appropriate, will be specified in the Offer Report under which these Debentures are initially offered, or will be determined in a bid pursuant to which the Debentures would be initially offered. The interest, if any, on the principal of the Debentures in Series 1 through 2 will be payable every year in one annual installment or in two semi-annual installments or in four quarterly installments, all as shall be stipulated in the Offer Report under which these Debentures are initially offered. The dates and the number of the principal payments, the linkage basis (or the absence thereof), the type of interest, the interest rate or the manner of its determination and the dates of payment of the interest (or the absence of interest) with respect to the Debentures in Series 1 through 2, as shall be specified in the Offer Report under which each of the aforesaid Series of Debentures is initially offered, will be determined by the Company shortly before the initial offering of the Debentures in the relevant Series. The Debentures in Series 1 through 2 shall be convertible into ordinary shares of the Company existing at the date of publication of the Initial Offer Report for each of the aforesaid series, at any day on which trade is held on the Stock Exchange, commencing on the day on which these Debentures are listed for trade on the Stock Exchange until a few days prior to the end of the term of the Debentures in that series, with the exception of a number of days preceding the determinant date for partial redemption in accordance with the guidelines of the Stock Exchange on the date of the Initial Offer Report for each of the aforesaid series, until the date on which the redemption is executed, this at a rate of conversion that shall not fall below the par value of the ordinary shares of the Company on the date of the Initial Offer Report of the Debentures in Series 1 though 2, subject to adjustments as described in Section 5.3 of the terms listed in the overleaf, all in the manner and under the conditions that shall be stipulated in the Initial Offer Report of the Debentures in each of the aforementioned series, in accordance with the details determined in this respect by the Company shortly before the initial offering of the Debentures in the relevant series. As to the Company’s right for the early redemption of the Debentures in Series 1 through 2, see Section 6 to this Deed.

2.1.3
In the event that, subsequent to the date of the initial offering of the Debentures in the aforesaid series, these Series of Debentures are expanded by the Company, the Holders of Debentures in those series that are issued in the framework of the expansion of the series will not be entitled to receive a payment on account of the interest on the Debentures in respect of interest periods that had ended prior to their issuance by the Company as aforesaid, and/or to receive payment on account of the principal and/or interest in respect of said Debentures, that had been paid by the Company prior to their issuance as aforesaid.

	2.2	The Company intends to publish a Shelf Prospectus not later than April 30, 2009, under which the Company shall be entitled to issue the Debentures to the public by way of Shelf Offer Reports (this section does not derogate from the Company’s right to offer Debentures under other Prospectuses and/or private placements, or in any other way under any law).

2.3	It is clarified that if, on the date of publication of any Offer Report the Trustee serves as trustee for another Series of Debentures of the Company and/or the Offer Report relates to more than one Series of Debentures, the possibility of the Trustee acting as Trustee for the additional Series of Debentures would be considered in light of the directives of the Securities Authority and/or the laws in force at such time. If another Trustee is appointed for any Series of Debentures as a result of the aforesaid, the details of such Trustee will be published in the framework of the relevant Offer Report.

3.	Terms of the Issuance; Self-Purchase

	3.1	The Company shall issue the Debentures according to the conditions specified in the Prospectus and in the Offer Report under which the Debentures are initially offered.

3.2
The Company reserves the right to purchase at any time, within or without the Stock Exchange, Debentures at any price of its choosing, without prejudice to the obligation of repayment of the Debentures remaining in circulation as specified above. The Debentures that will be purchased by the Company will be cancelled and delisted from trade on the Stock Exchange, and the Company will not be allowed to re-issue them. If the purchase of the Debentures by the Company is carried out as part of the trade on the Stock Exchange, the Company will apply to the Stock Exchange Clearing House to withdraw the relevant Debentures.

3.3
A subsidiary of the Company and/or the controlling share Holder and/or companies under the control of the controllers of the controlling share Holder of the Company (“Affiliated Company”) are allowed to purchase and/or sell from time to time within or without the Stock Exchange, including by way of issuance by the Company, Debentures at any price of their choosing and sell them accordingly. The Debentures thus held by the Affiliated Company will be considered as an asset of the Affiliated Company, and if they are listed for trading, they will not be delisted from trade on the Stock Exchange.

On the matter of holding Meetings of Holders of Debentures, the provisions of Section 2.19 of the second addendum to this Deed will apply.

3.4
The Company is allowed, at any time and from time to time, without needing the consent of the Debenture Holders or the Trustee, to issue, including to an Affiliated Company, Debentures of a different type and/or of different series and/or other Debentures securities, whether secured or unsecured, whether granting a right of conversion into shares of the Company or not granting such right, whether by public offering pursuant to a prospectus, by private placement, by a Shelf Offer Report or otherwise, under terms of redemption, interest, linkage, discounting, repayment rate in the case of liquidation and other conditions, as the Company sees fit, whether they are preferable to the terms of the Debentures issued pursuant to the prospectus, equal to them or inferior to them.

3.5
Without derogating from the foregoing, the Company is allowed, at any time and from time to time, without needing the consent of the Debenture Holders or the Trustee of each of the series, to issue, including to an Affiliated Company, additional Debentures from the Series offered under the Shelf Prospectus. The additional Debentures that will be issued, to the extent issued, including their conditions and resulting rights, will be identical and as the existing Debentures in the same series, and will together constitute one series for all purposes (it is clarified that in the case of such issuance, the offerees to which additional Debentures will be issued will not be entitled to payment of principal and/or interest whose determinant payment date preceded the issuing date). The provisions of the Deed of Trust of the relevant series will apply to these additional Debentures. The Company will publish an immediate report on such an issuance of additional Debentures and will apply to the Stock Exchange in an application to list these additional for trading these additional Debentures therein. In the case of expansion of the series of the Debentures as above, the fee of the Trustee shall be increased in proportion to the increase of the size of the series.

The Company shall inform the Trustee and the Debenture Holders of the issue of these additional Debentures.

This right of the Company does not exempt the Trustee from examining such an issuance, to the extent that such a duty is imposed on the Trustee by law, and it does not derogate from the rights of the Trustee and of the Meeting of the Debenture Holders according to the Deed of Trust, including their right to make the Debentures immediately repayable as stated in Section 16 of the terms listed in the overleaf.

3.6
The Company reserves the right to allocate the Debentures following an expansion of the series at a different discount rate (higher or lower) than the discount rate of the Debentures then in circulation (including due to issuance at a price that reflects a different discount rate). The discounted allocation of the Debentures originating from expansion of the series of the Debentures at a rate exceeding the discount rate established for the Debentures before the expansion may adversely affect the state of the Debenture Holders.

3.7	The provisions of this Section 3 above itself do not bind the Company or the Debenture Holders to purchase Debentures or sell the Debentures in their possession.

3.8
Wherever the rules of the Stock Exchange apply or will apply to any action according to this Deed of Trust, they will have preference over the provisions hereof, and the dates of such an action will be determined in accordance with the rules of the Stock Exchange.

4.	Undertakings of the Company

4.1
The Company undertakes hereby towards the Debenture Holders, through the Trustee, to pay, on the dates set thereto, all of the sums of the principal, the interest and the linkage differences that will be payable pursuant to the terms of the Debentures, and fulfill all of the other conditions and undertakings imposed thereupon pursuant to the terms of the Debentures and this Deed.

4.2
The Company hereby warrants that the capital raised that it will hold until the date of their use according to the designation of the issuance remuneration as stated in the relevant Shelf Offer Report, will be deposited and invested by the Company as it deems fit, as long as each investment is made in solid channels, including, but not limited to, an interest-bearing monetary deposit, a foreign currency deposit, Debentures with a rating of not less than BBB-, and so on. For this purpose, an investment in shares or basket certificates whose base asset is shares or share indices or options in the Maof or the purchase or writing of positions in derivatives, will not be considered as an investment in solid channels.

5.	Securing of the Debentures

5.1
The Debentures may or may not be secured by collateral, any pledge or otherwise. Information concerning the Debentures’ securing mechanism, if secured by collateral, any pledge or otherwise, will be provided in the Initial Shelf Offer Report for each of the relevant Series of Debentures.

5.2
Unless otherwise stated in the Initial Shelf Offer Report for each of the relevant Series of Debentures, the Company shall be allowed to pledge its assets, in part or in full, by any pledge and in any way, including to any third party, without the need for any consent from the Trustee and/or the Debenture Holders in any of the Series. Additionally, the Company will be allowed to sell, lease, assign, deliver or transfer in any other way its assets, in part or in full, in any way, for benefit of any third party, without the need for any consent of the Trustee and/or the Debenture Holders in any of the Series.

5.3
For the removal of doubt, it is clarified that the Trustee has no duty to examine, and in fact the Trustee will not examine, the need for providing collateral for securing the payments to the Debenture Holders. In its entering the engagement in this Deed of Trust, and with the consent of the Trustee to serve as the trustee for the Debenture Holders, the Trustee does not express its opinion, implicitly or explicitly, as to the ability of the Company to fulfill its undertakings towards the Debenture Holders in any of the Series.

For the removal of doubt, it is clarified that if the Company’s undertakings towards the Debenture Holders are secured by any collateral, the Trustee has no duty to examine, and in fact the Trustee will not examine, the value of the collateral. In its entering the engagement in this Deed of Trust, and with the consent of the Trustee to serve as the trustee for the Debenture Holders, the Trustee does not express its opinion, implicitly or explicitly, as to the value of the collateral, to the extent that collateral is provided, or as to the ability of the Company to fulfill its undertakings towards the Debenture Holders in any of the Series. In the event that the Debentures are secured by any collateral, the fee of the Trustee shall be increased as shall be agreed between the Company and the Trustee. The Trustee has not been requested to perform, and in fact has not performed a financial, accounting or legal due diligence as to the state of affairs of the Company or the subsidiaries and will not perform such due diligence when a series is taken off the shelf.

The foregoing does not derogate from the duty of the Trustee by law and/or Deed of Trust, nor does it derogate from the duty of the Trustee (to the extent that this duty applies to the Trustee according to any law) to examine the effect of changes in the Company from the date of the Prospectus onwards, to the extent that these may adversely affect the ability of the Company to fulfill its undertakings to the Debenture Holders in any of the Series.

5.4
The Debentures in any of the Series will be in an equal pari passu degree of security among themselves concerning the undertakings of the Company pursuant to the Debentures of the same Series, without precedence or preference over each other.

6.	Early redemption

6.1
Early redemption initiated by the Stock Exchange - In the event that the Stock Exchange decides to delist from trade therein the Debentures in any of the Series E through I in circulation by reason of the value of the Series falling below the minimum amount stipulated in the Code and guidelines of the Stock Exchange with respect to the delisting from trade therein and/or in the event that the Stock Exchange decides to delist from trade therein the Convertible Debentures in any of the Series 1 through 2 in circulation by reason of the public’s holdings therein falling below the minimum amount stipulated in the Code and guidelines of the Stock Exchange with respect to the delisting from trade therein, the Company will not allow such early redemption of the Series due to the delisting from trade as aforesaid, unless otherwise notified by the Company in the Shelf Offer Report under which the Series of Debentures is initially issued.

Should the Company choose to allow early redemption of the Debentures as aforesaid, the Company will take the following actions:

6.1.1
Within forty five (45) days of the decision of the Stock Exchange on the delisting from trade therein, the Company will announce a date for the early redemption, on which the Debenture Holder would be allowed to redeem the Debentures. The announcement of the date of early redemption will be published in two (2) widely distributed daily newspapers that are published in Israel in Hebrew.

6.1.2
The date of early redemption of the Debentures in Series E through I with respect to which a delisting decision has been made as aforesaid, shall not be earlier than seventeen (17) days from the date of publication of the announcement or later than forty five (45) days of the said date, but shall not fall in the period between the determinant date for the payment of interest and the date of its actual payment.

6.1.3
The date of early redemption of the Debentures in Series 1 through 2 with respect to which a delisting decision has been made as aforesaid, shall not be earlier than thirty (30) days from the date of publication of the announcement or later than forty five (45) days of the said date, but shall not fall in the period between the determinant date for the payment of interest and the date of its actual payment.

6.1.4
On the date of early redemption, the Company will redeem the Debentures from the Series in which the Holders have requested the redemption of the Debentures, at their par value, with the addition of linkage differences, if any, and the interest accrued on the principal, with the interest being calculated in proportion to the period from the last date for which interest has been paid to the aforesaid actual date of early redemption (the calculation of interest for a part of a year will be based on a 365-day year).

6.1.5	The scheduling of a date of early redemption, as above, does note derogate from the redemption rights provided for in the Debentures of the same Series, of any of the Debenture Holders that do not redeem them on the date of early redemption as above, and in the case of Convertible Debentures, does not derogate from the conversion rights provided for therein, but the Debentures will be delisted from trade on the Stock Exchange and shall be, inter alia, subject to the consequent tax implications.

6.1.6
The early redemption of the Debentures as aforesaid will not confer upon the Holder of Debentures of the same Series redeemed as above the right to receive interest in respect of the period subsequent to the date of redemption.

6.2
Early redemption initiated by the Company - The Company will be allowed to call for the early redemption of the Debentures in Series E through I and 1 through to 2 offered under the Offer Report in accordance with the Shelf Prospectus, under the terms and according to the price, mechanism, schedules and the other terms stipulated by the Code and guidelines of the Stock Exchange, prevailing at such time, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series.

7.	Immediate repayment

	7.1	In one or more of the events enumerated below:

		7.1.1	If the Company does not repay any sum that is due from it in connection to the Debentures within 45 days of the maturity of that sum.

7.1.2
A temporary liquidator has been appointed by a court, or if a valid resolution has been adopted to liquidate the Company (other than liquidation for merging with another company and/or restructuring of the Company) and this appointment or resolution is not cancelled within 30 Business Days of being given.

		7.1.3	If an attachment is imposed on some or all of the material assets of the Company and the attachment is not removed within 60 days.

		7.1.4	An execution action is carried out against a material asset of the Company, in part or in full, and the action is not cancelled within 90 days.

		7.1.5	If a receiver is appointed for the Company and/or some or all of its material assets, and the appointment is not cancelled within 90 days.

		7.1.6	If the Company ceases the payments of the Debentures and/or announces its intent to cease the payments of the Debentures.

7.1.7
If the Company discontinues its business affairs or managing its business affairs, as they are from time to time, and/or announces its intent to cease in engaging in or managing its business affairs as shall be from time to time.

	7.1.8	If another series of Debentures that the Company has issued is called for immediate repayment other than according to a resolution of the Company.

7.1.9
If an order for staying of proceedings is given or if a motion has been filed concerning the Company to make an arrangement with the creditors of the Company pursuant to Section 350 of the Companies Law (other than for merging with another company and/or restructuring of the Company) against the Company and this order or motion is not cancelled within 90 days of commencement thereof.

	7.1.10	If the Company is wound up or struck for any reason.

7.1.11
A fundamental breach of the terms of the Debentures and the Deed of Trust, including if it is found that the undertakings of the Company in the Debentures or herein are incorrect and/or incomplete, provided a notice has been given to the Company to rectify the violation and the Company does not correct such a violation within 14 Business Days of issue of the notice, and provided that the payments to the Debenture Holders and/or the rights thereof are infringed or may be infringed as a result.

7.1.12
If there is material concern that the Company will discontinue the payments of the Debentures and/or there is material concern that it will cease managing its business affairs as shall be from time to time.

	7.1.13	In the occurrence of any other event that constitutes material infringement and/or may cause material infringement of the rights of the Debenture Holders.

For the purposes of this entire section, "Material Asset" is an asset whose value in the books of the Company exceeds 20% of the income of the Company according to its last (audited) consolidated annual statements on the date of the event.

7.2	In the occurrence of any of the events listed in Section 7.1 above, the following provisions will apply:

7.2.1	(A)	In the case of any of the events in Sections 7.1.1 to 7.1.10 (inclusive) above, the Trustee will be required to call a Meeting of the Debenture Holders; or

(B)
In the case of any of the events in Sections 7.1.11 to 7.1.13 (inclusive) above, the Trustee will be allowed (but not required) to call a meeting of the Debenture Holders, but the Trustee will be required to call a Meeting of Holders by a written request of Holders of at least ten percent (10%) of the par value of the unsettled balance of the principal of the Debentures in circulation, as specified in Section 1.1 of the second addendum hereto.

7.2.2
The date of convening the meeting, which will be called in accordance with the provisions of Section 7.2.1 A or B above, will be 30 days after the date of its calling (or a shorter term in accordance with the provisions of Section 7.2.5 below), whose agenda will have a resolution concerning calling for immediate repayment the entire unsettled balance of the Debentures, due to the occurrence of any of the events specified in Section 7.1 above, as relevant.

7.2.3
In the case that until the date of convening of the Meeting, none of the events specified in Section 7.1 above has been canceled or removed, and the Meeting of the Debenture Holders as stated resolve to call all of the unsettled balance of the Debentures for immediate repayment as a Special Resolution (as defined in the second addendum hereto), the Trustee will be required, within a reasonable time, to call all of the unsettled balance of the Debentures for immediate repayment, as long as it has given the Company at least 15 days written warning of its intent to do so and the event for which the resolution was adopted has not been canceled or removed within this period.

7.2.4
A copy of the notice for calling the Meeting will be sent by the Trustee to the Company as soon as the notice is published and will constitute advance written warning to the Company of the intent to act to call the Debentures for immediate repayment.

7.2.5
The Trustee is entitled, at its discretion, to reduce the count of 30 days (in Section 7.2.2 above) and/or the said 15 days of warning (in Section 7.2.3) in the case of the Trustee opining that any deferral in calling the debt of the Company for repayment endangers the rights of the Debenture Holders, but in any case the Trustee shall not do so without first applying to the Company in writing 7 Business Days before the date of the meeting, indicating the reasons for reducing the time, at the discretion of the Trustee in the circumstances at hand.

7.2.6
The Trustee will be responsible for reporting to the Debenture Holders of the occurrence of any of the events specified in Sections 7.1.11 to 7.1.13 (inclusive) above, whether pursuant to publications that the Company has made or according to a notice of the Company that will be sent to it according to the provisions of Section 24 below, soon after it being brought to its attention or delivered to it.

8.	Claims and Proceedings by the Trustee

	8.1	Without derogating from any other provision of the Deed of Trust, the Trustee shall be allowed, at its discretion, and will be required to do so by a special resolution that is adopted by a meeting of the Debenture Holders and after issue of written notice to the Company immediately after the adoption of the resolution, to take all of the proceedings, including legal proceedings and motions for receiving orders as, it deems fit and subject to the provisions of the law, for enforcing the undertakings of the Company according to the Deed of Trust, exercising rights of the Debenture Holders and protection of their rights according to the Deed of Trust. The Trustee shall be allowed to instigate legal and/or other proceedings even if the Debentures are not called for immediate repayment, for protecting the rights of the Debenture Holders and subject to the law. Notwithstanding the provisions of this section, the right of calling for immediate repayment will apply only in accordance with the provisions of Section 6 of thus Deed and not pursuant to this section.

8.2
The Trustee is allowed, at its exclusive discretion and without a need for notice to the Company, to apply to the appropriate court for a motion for receiving orders on any matter that is related to and/or arises from this Deed of Trust, whether before or after the Debentures are called for immediate repayment.

8.3
Subject to the provisions of the Deed of Trust, the Trustee is allowed, but not compelled, to call at any time a general Meeting of the Debenture Holders in order to discuss and/or receive its instructions on any matter related to the Deed of Trust, and is allowed to call it repeatedly.

8.4
The Trustee is allowed, at its exclusive discretion, to delay the execution of any action thereby pursuant to this Deed of Trust, for applying to the Meeting of the Debenture Holders or the court until it receives instructions from the Meeting of the Debenture Holders and/or orders from the court on how to act. Notwithstanding the foregoing, the Trustee is not allowed to delay proceedings for calling for immediate repayment that have been decided upon by a Meeting of the Debenture Holders pursuant to the provisions of Section 7.2 hereto.

9.	Distribution of the Receipts

9.1
All of the receipts that are received by the Trustee including but not limited to as a result of calling the Debentures for immediate repayment and/or as a result of proceedings that it takes, if it takes any, against the Company, will be by it in the trust and will serve it for the following purposes and in the following order of priority:

Firstly, for settling all expenses, payments, duties and undertakings expended by the Trustee, imposed thereupon or caused due to or as a result of the actions of the Trust or in another manner otherwise connected to the terms of this Deed, including the fee thereof (on the condition that the Trustee does not receive a double fee from both the Company and the Debenture Holders); secondly – in order to pay the Debenture

Holders the arrears interest due to them in accordance with the terms of the Debentures and subject to the terms of the linkage in the Debentures, pari passu, in proportion to the sum of the arrears interest due to each of them, without preference or priority for any of them; thirdly, in order to pay the Debenture Holders the sums of the principal that are due to them pursuant to the Debentures held thereby, pari passu, and subject to the terms of linkage in the Debentures, whether the principal sums have matured or not, in proportion with the sums due thereto, without any preference concerning priority in time of issue of the Debentures by the Company or otherwise, and the surplus, if any, will be paid by the Trustee to the Company or the successors thereof. Withholding tax will be deducted at source from the payments to the Debenture Holders, to the extent that there is a duty to deduct it by law.

9.2
Payment of the sums by the Trustee to the Debenture Holders out of the receipts that are received thereby, will be subject to rights of other creditors of the Company, which precede or are equal to those of the Debenture Holders by law, relative to the said receipts, if there are any, in accordance with the provisions of the law.

10.	Authority to Delay Distribution of Money

10.1
Notwithstanding the provisions of Section 9 of this Deed, if the sum of money that is received as a result of taking the proceedings stated above that is available for distribution at any time, as stated in that section, will be less than ten percent (10%) of the balance of the unsettled principal of the Debentures and the interest, subject to the terms of the linkage in the Debentures, the Trustee shall not be required to distribute it and it will be allowed to invest the said sum, in part or in full, in investments that are permitted according to the Deed of Trust and replace these investments from time to time with other permitted investments, as it sees fit.

10.2
On the first payment date of the principal and/or the interest to the Debenture Holders that is paid after receipt of the sum stated in Section 10.1 above by the Trustee, or earlier, once the aforementioned investments, with their profits and other sums that are received by the Trustee for the said purpose, reach a sum that will suffice to pay at least ten percent (10%) of the unsettled balance of the principal of the Debentures and the interest (subject to the terms of linkage in the Debentures), the Trustee shall pay them to the Debenture Holders as stated in section 9 hereof.

11.	Notice of Distribution and Depositing with the Trustee

11.1
The Trustee shall inform the Debenture Holders of the day and place on which any payment is made out of the payments stated in Sections 9 and 10 of this Deed, by 14 days prior notice that is delivered in the manner stated in section 24 to this Deed hereof.

11.2
After the day stated in the notice, the Debenture Holders will be entitled to interest for the Debentures in accordance with the rate stated in the Debentures only for the balance of the principal sum (if any) after deducting the sum that has been paid or offered to them for such payment.

12.	Abstention from Payment for a Reason that does not depend on the Company

12.1
Any sum that is due to the debenture Holder that is not actually paid for a reason that does not depend on the Company, while the Company was prepared to pay it, will cease to bear interest and linkage differences from the date stated for its payment, whereas the debenture Holder will be entitled only to the sums that it would have been entitled to on the date stated for repayment of that sum on the account of the principal, the linkage differences or the interest.

12.2
The Company will deposit with the Trustee by no later than 14 business days from the date stated for that payment, the sum of the payment that has not been paid for a reason that does not depend on the Company, and such a deposit will be considered as settlement of that payment, and in the case of settlement of all dues pursuant to the debenture, as redemption of the debenture.

12.3
The Trustee shall deposit in a bank the sums that will be transferred thereto as stated in Section 12.2 of this Deed, to the credit of those Debenture Holders and will invest it in investments permitted hereby that are securities of the State of Israel or other securities that the laws of the State of Israel permit investment of the trust money in, as the Trustee deems fit and subject to the provisions of the law. Should the Trustee do so, it will not owe the beneficiaries sums other than the remuneration that is received from realizing the investments less the expenses, commissions and mandatory payments, if any that are related to the said investment in managing the trust account less its fee.

12.4
The Trustee shall transfer to each debenture Holder for which sums and/or funds due to the Debenture Holders have been deposited with the Trustee, out of sums thus deposited, less all expenses, commissions, the mandatory payments and its fee, against presentation of the proof that is required by the Trustee, to the full satisfaction thereof.

12.5
The Trustee shall keep these sums and invest them in the above mentioned manner until one year elapses from the final redemption date of the Debentures. After this date, the Trustee shall transfer to the Company these sums, including profits that result from their investment, less its expenses and other expenses expended in accordance with the provisions of this Deed of Trust (such as service provider fees, etc.) to the extent that these remain in its possession on that date. The Company will keep these sums in trust for an additional year from the day of their transfer thereto by the Trustee, for the Debenture Holders that are entitled to those sums, and with regard to the sums that are transferred thereto by the Trustee as stated above, the provisions of Section 12.3 of this Deed of Trust will apply, mutatis mutandis. Upon the transfer of the sums from the Trustee to the Company, to the satisfaction of the Trustee, the Trustee shall be exempt from payment of such sums to the entitled Debenture Holders. The Company will approve to the Trustee in writing the holding of the sums and the receipt thereof in trust for the said Debenture Holders, and will indemnify the Trustee for any claim and/or expense and/or damage of any type that it sustains due to and for the said money transfer, as long as the Trustee has acted reasonably. The Company will keep these sums in trust for the Debenture Holders that are entitled to these sums for an additional year from the day of their transfer to it from the Trustee. Sums that are not demanded from the Company by a Debenture Holder two years from the final repayment date of the Debentures will be transferred to the Company, which will be entitled to use the remaining sums for any purpose.

13.	Receipt from the Debenture Holders as Proof

13.1
A receipt from the Debenture Holder for the sums of the principal, the interest and the linkage differences that have been paid thereto by the Trustee for that Debenture will release the Trustee categorically in all matters related to payment of the sums stated on the receipt.

13.2
Until the end of the period specified in Section 12.5 above, a receipt from the Trustee concerning the deposit of the sums of the principal, the interest and the linkage differences in its possession to the benefit of the Debenture Holders as stated in this Deed will be considered as a receipt from the Debenture Holders for the sums specified therein.

	13.3	The sums distributed as stated in Sections 9 and 10 hereof will be considered as payment on the account of the repayment of the Debentures.

14.	Presentation of a Debenture to the Trustee and Noting Concerning Partial Payment

14.1
The Trustee shall be entitled to demand that a Debenture Holder present to the Trustee, at the time of payment of any interest or partial payment of principal, interest and linkage differences in accordance with Sections 8-10 hereof, the debenture for which the payments are being made.

	14.2	The Trustee shall note on the Debenture a comment concerning the sums paid as above and the date of payment thereof.

14.3
The Trustee shall be entitled, in any special case, at its discretion, to waive the presentation of the Debentures after it is given a statement of indemnification letter and/or a sufficient guarantee, to its satisfaction, for damages that may be sustained due to not noting the said comment, as it deems fit. In such a case, the Company will not assume any liability for the payments stated in Section 14.1 towards that Holder.

14.4	Notwithstanding the foregoing, the Trustee shall be entitled, at its discretion, to make notes in other ways concerning such partial payments.

15.	Reporting and Undertakings of the Company towards the Trustee

	15.1	The Company hereby undertakes towards the Trustee, for as long as the Debentures (including linkage differences thereupon) have not been repaid, as follows:

15.1.1
To inform the Trustee upon its notice to the public in writing of reasonable concern on the part of the Company that any or all of the events specified in Section 7.1 above may occur and the occurrence of any or all of the events specified in Section 7.1 above.

15.1.2
To give to the Trustee by no later than 30 days of the date of the Initial Offer Report for the relevant Series an amortization table for payment of the Debentures (principal and interest) in an Excel file.

15.1.3
To inform the Trustee in a written notice signed by the Company's senior financial officer, within 4 Business Days, of effecting any payment to the Debenture Holders and the balance of the Sums that the Company will owe on that date to the Debenture Holders after effecting this payment.

15.1.4
To give to the Trustee immediately upon their publication a copy of the annual audited and consolidated financial statements (including the periodical statement) and the reviewed consolidated financial statements of the Company.

		15.1.5	To deliver to the Trustee, immediately upon its delivery, any statement that it must submit to the Securities Authority.

		15.1.6	To deliver to the Trustee notices concerning the purchase of Debentures by the Company or the subsidiary, as stated in this Deed of Trust.

15.1.7
On December 31 of each year, as long as the Deed of Trust is in effect, the Company will provide the Trustee with a confirmation signed by the CEO of the Company whereby to the best of his knowledge, during the period from the date of this Deed and/or the date of the previous confirmation provided to the Trustee, whichever is later, to the date of the confirmation, the Company has not violated the Deed of Trust (including violation of the terms of the Debenture), unless explicitly stated otherwise.

		15.1.8	To give the Trustee copies of notices and invitations that the Company gives to the shareholders in the Company and the Debenture Holders, as stated in Section 24.1 hereof.

15.1.9
To cause a senior financial officer in the Company  to give, within a reasonable time, to the Trustee and/or the persons as he instructs, any explanation, document, calculation or information related to the Company, its business affairs and/or assets that are reasonably required for the purpose of inquires conducted by the Trustee for protecting the Debenture Holders.

15.1.10
To keep regular account books in accordance with generally accepted accounting principles. To keep the books and the documents used for them as references (including deeds of pledge, mortgage, bills and receipts) and allow the Trustee and/or the party that the Trustee appoints in writing for this purpose, to inspect at any reasonable time any such book and/or document and/or confirmation, to the extent required for protecting the Debenture Holders. The Trustee undertakes to inform whichever party is appointed thereby as above that the Trustee has undertaken to keep information that is given to it in confidence.

15.1.11
To allow the Trustee or a party that is appointed by the Trustee in writing for this purpose to enter its offices and anywhere where its assets may be found, at any reasonable time, for inspecting its assets, at the discretion of the Trustee, for protecting the Debenture Holders.

15.1.12
To summon the Trustee to all of its general meetings (whether annual general meetings or special general meetings of the shareholders of the Company), without granting the Trustee a voting right in these meetings.

15.1.13
To give the Trustee, upon his demand, an affidavit and/or declarations and/or documents and/or details and/or information, as required by the Trustee, in accordance with its reasonable discretion, for applying and exercising the authorities, powers and authorizations of the Trustee and/or its proxies according to this Deed of Trust.

15.1.14
The Trustee undertakes, by signing the Deed of Trust, to keep in confidence all information that is given to it by the Company and any information that the Trustee and/or its representative and/or agent and/or proxy has inspected and not make any use thereof other than for the fulfillment of its undertakings according to this Deed. Notice of the authorization of a representative and/or agent for the Trustee shall be given to the Company in advance and in writing. The Trustee declares that any representative and/or agent and/or proxy on its part will be committed towards the Trustee and towards the Company to keep in confidence the information that reaches it in its activities for the Trustee. It is clarified that subject to the law, the transfer of the relevant information only to the Debenture Holders for making a decision that is related to their rights in accordance with the Debentures or for giving a report on the state of the Company does not constitute a violation of its undertaking for confidentiality.

16.	Additional Undertakings

16.1
After and to the extent that the Debentures are called for immediate repayment, as defined in Section 7 hereof, the Company will perform, from time to time and at any time it is required to do so by the Trustee, all of the reasonable actions in order to provide for the exercising of all of the authorities granted to the Trustee, and in particular the Company will perform all of the following actions, to the extent that they are reasonable.

16.1.1
It will declare the declarations and/or sign all of the documents and/or execute and/or have executed all of the actions that are necessary and/or required by law for validating the exercise of the authorities, the powers and the authorizations of the Trustee and/or the agent thereof.

16.1.2	It will give all of the notices, the orders and the instructions that the Trustee considers beneficial and will demand them.

16.1.3
For the purposes of this section – a written notice signed by the Trustee that confirms that an action that is required thereby, within his authorities, is a reasonable action, will constitute prima facie evidence thereof.

17.	Agents
17.1
The Company hereby irrevocably appoints the Trustee as its agent, to effect and execute on its behalf and in its place all of the actions that it will be required to execute according to the conditions of this Deed, and in general to act on its behalf with regard to the actions that the Company is required to perform according to this Deed, which it has not performed, or exercise some of the authorities granted thereto, and appoint any other person as the Trustee deems fit for performing its duties according to this Deed, subject to the Company not having performed the actions that it must perform pursuant to the terms of this Deed within a reasonable time from the date of the demand of the Trustee, provided it has acted in good faith and reasonably.

	17.2	The appointment pursuant to Section 17.1 above does not bind the Trustee to perform any action.

18.	Other agreements

Subject to the provisions of the law and the restrictions imposed on the Trustee by law, the performance of the duty of the Trustee according to this Deed or pursuant to its status as a Trustee will not prevent it from associating with the Company by various contracts or executing transactions with it within the normal course of its business affairs.

19.	Reporting by the Trustee

	19.1	The Trustee shall prepare, within three months of the end of each Trust year, an annual report on the trust affairs (the “Annual Report”)

19.2
The Annual Report will include a breakdown of the following subjects: current details of the course of affairs of the Trust in the elapsing year; a report on extraordinary events concerning the Trust that have occurred during the elapsing year.

19.3
The Debenture Holders will be allowed to review the Annual Report in the offices of the Trustee during acceptable business hours and will be allowed to receive a copy thereof upon demand. A copy of the report will be provided to the Company along with it being made available for review by the Debenture Holders.

19.4
The Trustee shall give the Debenture Holders notice of the date of submission of the report as stated in Section 24 hereof. Should the Trustee learn of a material violation hereof on the part of the Company, it will inform the Debenture Holders of the violation and of the steps that it has taken for preventing it or for fulfilling the undertakings of the Company, as relevant.

20.	Fee and coverage of expenses of the Trustee

	20.1	The Company shall pay the Trustee for its services hereby as elaborated below - in respect of each Series of Debentures for which it shall serve as Trustee:

20.1.1
For the first year of Trust, i.e. until 12 months from the date of the issue of the relevant Debentures, a sum of NIS 12,000. This sum will be paid within 30 days of the end of the month on which the Company has received from the Trustee a proforma invoice for this payment. The Trustee will be allowed to provide the Company with a proforma invoice within one business day of publishing the results of the issue.

20.1.2
For each of the years from the second year (i.e. from the end of 12 months from the date of issue of the relevant Debentures) in which Debentures will be in circulation and not yet paid up, a sum of NIS 10,000, linked to the index known on the date of publication of the Prospectus, but in any case the sum will not be less than the sum specified above (“the Annual Fee”). The Annual Fee will be paid to the Trustee within 30 days of the end of the month on which the Company received from the Trustee a proforma invoice for the Annual Fee. The Trustee will be allowed to provide the Company a proforma invoice at the beginning of each year of Trust. The Annual Fee shall be paid to the Trustee for the period through to the end of the term of the Trust hereby even if a receiver and/or administrative receiver is appointed for the Company and/or if the Trust hereby is managed under the supervision of a court.

20.1.3
If the tenure of the Trustee expires, as stated in Section 28 below, the Trustee will not be entitled to payment of the fee thereof from the day of the expiry of its tenure. If the tenure of the Trustee expires during the Trust year, the fee that was paid for the months for which the Trustee did not serve as the trustee of the Company will be refunded. It is clarified that this refund will not apply to the first year of Trust.

20.2
The Trustee is entitled to a refund of reasonable expenses incurred within the performance of its duty and/or by the authorities granted thereto hereby, including for publications in the press, as long as for the expenses of an expert opinion, as elaborated in Section 21.2 below, the Trustee will give advance notice of its intent to receive an expert opinion.

20.3
The Trustee is entitled to additional payment, for an action that results from a violation hereof by the Company or for an action of calling the Debenture for immediate repayment and for special actions that it will be required to perform, if required, for fulfillment its duties hereby, without prejudice to the entirety of this Section 20.

It is agreed hereby between the parties that the Trustee will be entitled to a fee of 120 US dollars for each hour of work that is required as stated above.

20.4
For each annual meeting of shareholders or Meeting of Debenture Holders that the Trustee participates in, an additional fee of NIS 500 per meeting will be paid, linked to the Index in accordance with the provisions of Section 20.1.2 above.

20.5
If changes occur in the provisions of the Law whereby the Trustee will be required to perform actions and/or checks and/or prepare additional reports, the Company undertakes to bear all of the reasonable expenses that the Trustee incurs as a result, including reasonable fee for these actions. The Trustee will inform the Company in advance and in writing before incurring the expenses, of changes as stated in this section.

20.6
VAT, if charged, will be added to the payments that are due to the Trustee pursuant to the provisions of this section and will be paid by the Company. The Trustee will transfer to the Company a tax invoice for these payments, within 14 days of the date of payment thereof to the Trustee by the Company.

21.	Special Authorities

21.1
The Trustee shall be entitled to deposit all of the deeds and documents that attest, represent and/or determine its right concerning any asset then in its possession, in a safe and/or in any other place of its choice, in the possession of any banker and/or any banking company and/or an advocate.

21.2
The Trustee is entitled, within the performance of the Trust affairs hereby, to order the opinion and/or advice of any advocate, certified public accountant, appraiser, assessor, surveyor, mediator or other expert, whether such an opinion and/or advice has been prepared at the request of the Trustee and/or by the Company and shall be allowed to act in accordance with its conclusions. The Trustee shall allow the Company to review any such opinion that the Company as paid for, upon demand. The provisions of this section do not exempt the Trustee of its responsibility by law.

	21.3	Any such advice and/or opinion may be given, sent or received by a letter, telegram, facsimile and/or any other electronic data transfer medium.

21.4
The Trustee shall not be required to inform any party of the signing of this Deed of Trust and is not allowed to intervene in any way in the management of the business or affairs of the Company other than pursuant to the authorities that have been granted to the Trustee herein.

	21.5	The Trustee shall faithfully use the powers, authorizations and authorities granted thereto hereby in good faith and reasonably.

22.	Authority of the Trustee to Employ Proxies

The Trustee shall be entitled to appoint a proxy/ies for acting in its place, whether an advocate or another party, in order to perform or participate in the performing of special actions that must be performed concerning the Trust, including, but not limited to, taking legal proceedings. In addition, the Trustee shall be entitled to settle, at the expense of the Company, the reasonable fee of any such proxy, and the Company will return to the Trustee immediately upon the first demand thereof any such reasonable expense, on the condition that the Trustee gives the company advance notice of such appointment of proxies.

The Company will be allowed to object to such an appointment on reasonable grounds, including in the case of the proxy competing directly or indirectly with the business of the Company.

The Trustee is allowed at any time to delegate from the Trusteeships, powers, authorizations and authorities granted thereto hereby, in part or in full, to another person or persons, and any such delegation will be made under the conditions and instructions (including permission for a proxy to appoint a proxy) that the Trustee deems suitable, but such delegation of authority will not release the Trustee from any responsibility assumed thereby in case the authorities were not delegated.

Such proxies and/or delegates will be bound by the confidentially provisions stated in Section 15.1.4 above.

23.	Indemnification of the Trustee

23.1
The Trustee shall be entitled to receive indemnification from the Debenture Holders or from the Company, as relevant, for reasonable expenses that it has incurred and/or will incur in connection with the actions that it has performed or must perform pursuant to its duty hereby, and/or by law and/or by order of a competent authority and/or any statute and/or upon the demand of the Debenture Holders and/or according to the demand of the Company. Notwithstanding the above, it is clarified and agreed hereby that:

23.1.1	The Trustee shall not be entitled to demand such indemnification in advance on a matter that is urgent.

23.1.2
The Trustee shall be entitled to indemnification for liability for torts, in the case of being found thus liable by a final court ruling or a concluded settlement towards a third party that is not one of the Debenture Holders.

23.2	The Indemnification right detailed in section 23.1 above will be subject to the following terms:

	23.2.1	The expenses for liability for damages are reasonable.

	23.2.2	The Trustee acted in good faith and the appropriate care, and the action was preformed within the fulfillment of its duty, according to the provisions of law and this Deed.

23.3
Subject to the provisions of Sections 23.1 and 23.2 above, without prejudice to the rights to compensation and indemnification that are granted to the Trustee by law and/or the commitments of the Company and the Debenture Holders hereby, the Trustee, its proxy, manager, agent or other person appointed by the Trustee hereby will be entitled to receive indemnification out of the sums that are received by the Trustee out of the proceedings taken and/or otherwise hereby, concerning undertakings that they have assumed, concerning expenses they incurred due to the  performance of the Trust or related to such actions, which in their opinion were required for executing the aforesaid and/or concerning the exercising of authorities and authorizations granted hereby and concerning all kinds of legal proceedings, opinions of advocates and other experts, negotiations, discussions, expenses, claims and demands concerning any matter and/or thing that are made and/or not made in any way concerning the subject matter, and the Trustee may withhold the funds that are in its possession and pay out of them the sums that are necessary for payment of the said indemnification. The said sums will take precedence over the rights of the Debenture Holders, subject to the provisions of the law.

23.4	For as long as the Trustee is required pursuant to the terms hereof an/or any statute and/or an order of a competent authority and/or the law and/or upon the demand of the

Debenture Holders and/or the demand of the Company to perform any action, including, but not limited to instigating proceedings or filing claims upon the demand of the Debenture Holders, as stated herein, the Trustee shall be allowed to abstain from taking any such action until it receives, to its satisfaction, a letter of indemnification from any or all of the Debenture Holders, and if the action is performed owing to a demand of the Company, from the Company, for any liability for damages and/or expenses that may be incurred by the Trustee and by the Company or either of them, due to performing such an action. It is clarified that the foregoing does not exempt the Trustee from taking an urgent action that is required for preventing material infringement to the rights of the Debenture Holders.

23.5
Notwithstanding the provisions of this Section 23, as long as the trustee deems it right for protecting and/or exercising the rights of the Debenture Holders, and/or it is required hereby and/or by law and/or by an order of a competent authority and/or any statute and/or upon the demand of the Company and/or the Debenture Holders, to take legal proceedings, in the case of taking such an action due to a demand of the Company, the Company will deposit in the hands of the Trustee a sum that will be determined by the Trustee as the expected sum of the expenses of the Trustee concerning the proceedings. In any other case, the Trustee shall immediately call a Meeting of Debenture Holders in order to confirm their responsibility for covering the expenses involved in proceedings that the Trustee takes. In the case of the Debenture Holders refusing to assume the expenses involved in taking proceedings by the Trustee, the Trustee shall assume no duty to take such proceedings. In addition, all of the sums that are received from the realization proceedings will also be used for refunding and covering expenses that the Debenture Holders thus undertake to bear. It is clarified that the foregoing does not exempt the Trustee from taking an urgent action that is required for preventing material infringement of the rights of the Debenture Holders. The consent of the Debenture Holders as above does not release the Company from its undertakings to bear and to cover all of the expenses involved in the taking of proceedings as aforesaid, to the extent that such expenses are applicable to the Company under the provisions of any law or this Deed.

23.6
The Trustee is entitled to order the Company in writing to transfer to the Trustee part of the payment that is due by the Company to the Debenture Holders, for the purpose of financing proceedings and/or expenses and/or the Trustee’s fees as aforesaid. The Company will act in accordance with the Trustee’s notice and will be deemed as having fulfilled its undertakings towards the Debenture Holders if it proves that it has transferred the required amount in full to the account whose details have been specified in the Trustee’s notice.

24.	Notices

	24.1	Any notice from the Company and/or the Trustee to the Debenture Holders, as relevant, shall be given as follows:

24.1.1
By reporting in the MAGNA system of the Securities Authority; the Trustee is allowed to instruct the Company and the Company will be required to report forthwith in the MAGNA system on behalf of the Trustee any report in the format as forwarded in writing by the Trustee to the Company); and by

		24.1.2	A notice that will be published in two widely distributed daily newspapers that are published in Israel in Hebrew;

Any notice or demand from the Trustee to the Company may be given by a letter that is sent by registered mail to the address stated herein, or to any other address that the Company informs the Trustee of in writing, or by transmission by facsimile or by courier and any such notice or demand will be considered as having been received by the Company: (1) in the case of sending by registered mail – three business days from the day of mailing thereof; (2) in the case of transmission by facsimile (along with a telephone check of receipt thereof) – one business day from the day of its transmission; (3) and in the case of sending by courier – upon its delivery by the courier to the addressee or the offering thereof to the addressee for receipt, as relevant.

24.2
Any notice or demand from the Company to the Trustee may be given by a letter that is sent by registered mail to the address stated herein, or to another address that the Trustee informs the Company of in writing, or by transmission by facsimile or by electronic mail (“email”) or by courier and any such notice or demand will be considered as having been received by the Trustee: (1) in the case of sending by registered mail – three business days from the day of mailing thereof; (2) in the case of transmission by facsimile or email (along with a telephone check of receipt thereof) or of sending by courier – upon its delivery by the courier to the addressee or the offering thereof to the addressee for receipt, as relevant.

	24.3	Copies of notices and invitations that the Company gives to the Debenture Holders will also be sent by the Company in an Immediate Report, a copy of which will be given to the Trustee.

25.	Waiver; Settlement; and Changes in the Terms of the Deed of Trust

25.1
Subject to the provisions of the Law and the regulations promulgated and/or that will be  promulgated thereby, the Trustee shall be allowed, from time to time and at any time, if it is convinced that this does not in its opinion infringe upon the rights of the Debenture Holders, to waive any violation or non-fulfillment of any of the terms hereof by the Company, as long as these do not relate to the terms of repayment of the Debentures and the grounds for calling for immediate repayment as specified in Section 7 hereof.

25.2
Subject to the provisions of the Law and the regulations promulgated and/or that will be promulgated thereby, the Trustee is allowed, whether before or after the principal of the Debentures is called for immediate repayment, to settle with the Company concerning any right or claim of the Debenture Holders and agree with the Company to any arrangement concerning the rights of the Debenture Holders, including waiving any right or claim of the Debenture Holders towards the Company hereby. If the Trustee settles with the Company after having received prior approval of the Debenture Holders as stated above, the Trustee shall be exempt of liability for this action, as approved by the general Meeting. The foregoing does not exempt the Trustee from responsibility for its actions until the date of making a decision of the Meeting of the Holders and/or its actions concerning its application.

25.3
Subject to the provisions of the Law and the regulations promulgated and/or to be promulgated thereby, the Trustee and the Company may, whether before or after the principal of the Debentures is called for immediate repayment, change the Deed of Trust (including a change in the conditions of the Debentures), if one of the following is fulfilled:

25.3.1	The Trustee is satisfied that the change does not adversely affect the Debenture Holders.

25.3.2	The Debenture Holders have agreed to the proposed change, by a special decision as specified in Sections 2.4 and 2.10 of the second addendum hereinafter.

25.4
The Trustee shall be entitled, at the request of the Company from time to time, to make changes in the Deed of Trust and/or in the Debentures, as required by a Securities Authority and/or the Stock Exchange and/or any other governmental authority, for the purpose of listing the Debentures for trade on the Stock Exchange, as long as the Trustee is satisfied that the change does not cause a material adverse effect to the Debenture Holders.

25.5	The Company shall give the Debenture Holders a notice of any such change, in accordance with Section 24 hereof, as soon as possible after its execution.

25.6	The general meetings as stated in this section above will be convened, as stated in the second addendum hereto.

25.7	In any case of use of the right of the Trustee in accordance with this section above, the Trustee shall be entitled to demand that the Debenture Holders give to it or to the

Company their certificates, for noting a comment concerning any such settlement, waiver, change or amendment and according to the demand of the Trustee, the Company shall note such a comment in the certificates that are given to it. In any case of use of the right of the Trustee pursuant to this section, the Trustee shall announce this, within a reasonable time, in writing, to the Debenture Holders.

26.	Register of Debenture Holders and Transfer of Debentures

26.1.1
The Company shall keep and maintain in its Registered office a register of the Debenture Holders, listing the names of the Debentures Holders, their addresses and the number and par value of the Debentures registered to their name. The register will also list any transfer of title to the Debentures. The Trustee and any Debenture Holder will be entitled, at any reasonable time, to inspect this Register. The Company is entitled to close the register from time to time or for a period or periods that do not exceed an aggregate of thirty (30) days a year.

26.1.2
The Company will not be required to note in the Registers of Debenture Holder any notice concerning explicit, implicit or putative Trust, or hypothecation or pledging of any kind or any equity, claim or offset right or any other right, concerning the Debentures. The Company will only recognize the ownership by the person whose name the Debentures are listed under, as long as the legal heirs, administrators of estate or executors of the will of the registered owner or any person who will be entitled to the Debentures due to the bankruptcy of any registered owner (and in the case of a corporation - due to the liquidation thereof) will be entitled to register as the Holders thereof, after giving evidence that in the opinion of the Company is satisfactory for proving the right of any of the above to be registered as the Holder thereof.

27.	Release

Once it is proved to the satisfaction of the Trustee that all of the Debentures have been paid up, redeemed or when the Company deposits in the trust of the Trustee sums of money that are enough for redeeming all of the Debentures, and once it is proved to the satisfaction of the Trustee that all of the undertakings and expenses made or sustained by the Trustee concerning the Deed of Trust and the instructions thereof have been fully paid up, the Trustee shall be required, upon the first demand of the Company, to act with the sums that have been deposited for Debentures whose redemption is not required according to the conditions stated herein.

28.	Appointment of a New Trustee and Expiry of the Tenure of the Trustee

28.1
The provisions of the Securities Law will apply to the tenure of the Trustee and the expiration thereof and the appointment of a new Trustee. Subject to the provisions of the Law, the Trustee and any Trustee replacing it will be entitled to resign from their functions as Trustees after giving written notice to the Company three (3) months in advance, elaborating the reasons for resignation.

28.2
The resignation will take effect only after it is confirmed by the court, from the day established in the confirmation. In the case of such resignation or in the case of expiry of the tenure of the Trustee, the court is entitled to appoint another Trustee instead of the Trustee, for a period and under conditions as it deems fit.

28.3	The court will be entitled to dismiss a Trustee if it does not fulfill its duty properly or if the court finds another reason for the dismissal thereof.

28.4
The Holders of ten percent (10%) of the unsettled balance of the Debentures are entitled to call a general meeting of the Debenture certificate Holders owners. Each Meeting thus convened is allowed to decide, according to a vote of Holders of at least fifty percent (50%) of the unsettled balance of the Debentures, for the transfer of Trustee from its duty.

28.5	The Securities Authority is allowed to apply to the Court with a motion to conclude the tenure of the Trustee, in accordance with Section 35 N of the Law.

28.6	The Trustee and the Company will submit an immediate report to the Securities Authority of any such event in this section, concerning the tenure of the Trustee.

28.7
Each new trustee will have the same powers, authorities and other authorizations and may act in all senses as though appointed as the Trustee from the outset, subject to the provisions of Section 35 N of the Law.

28.8
The Trustee shall transfer to the new Trustee all of its records concerning the Debenture Holders, if there are any, information about the payments made by the Trustee through to that time, if such were effected, any report and any information given hereby and any information that is reasonably required for the new Trustee, and the Trustee shall transfer to the new Trustee any sum that will be held thereby at that time concerning the Debentures.

29.	Meeting of Debenture Holders

Meetings of the Debenture Holders will be managed, as stated in the second addendum hereto.

30.	Investments of Funds

30.1
All sums that the Trustee is allowed to invest hereby will be invested thereby in bank/s, in its name or to its order, in investments that the laws of the State of Israel permit investing trust funds in, as it deems suitable, subject to the terms hereof and the provisions of the law, as long as any investment in securities will be in securities that have been given a rating of not less than AA. If the Trustee has done so, it will not owe the beneficiaries of these sums other than the remuneration received from realizing the investments less the expenses related to this investment and managing the trust accounts, the commissions, after deducting the mandatory payments imposed on the trust account. Out of these sums, the Trustee shall transfer sums to the Debenture Holders that are entitled thereto, as soon as possible after the Trustee is provided proof and confirmations of their right to these sums to the full satisfaction of the Trustee, after deducting its expenses and commission at the rate that is generally employed thereby at that time.

31.	Applicability of the Law

This Deed and the Debentures are subject to Israeli law. On any matter that has not been mentioned herein and in any case of a contradiction between the provisions of the law and this Deed, the parties will act in accordance with the provisions of Israeli law. In any case of a contradiction between the provisions described in the Prospectus concerning this Deed and/or the Debentures, the provisions hereof will take precedence.

32.	Exclusive Jurisdiction

The only court that will be authorized for hearing matters related hereto and to the Debentures attached as an appendix hereto will be competent court in Tel Aviv Yaffo.

33.	General

Without derogating from the other provisions hereof and of the Debentures, any waiver, extension, accommodation, silence, abstention from action (“waiver”) on the part of the Trustee concerning the non-fulfillment or partial or incorrect fulfillment of any of the undertakings towards the Trustee hereby and in accordance with the Debenture will not be considered as a waiver by the Trustee of any right but as limited consent for the particular instance on which it has been given. Without derogating from the other provisions hereof and the Debenture, any change in the undertakings to the Trustee necessitates receipt of the prior written consent of the Trustee. Any other consent, whether oral or by waiver or abstention from action or in any way that is not in writing, will not be considered as any consent. The rights of the Trustee hereby are independent and unconditional of each other and are in addition to any right that the Trustee has and/or will have by law and/or agreement (including this Deed and the Debenture).

34.	Addresses

The addresses of the parties will be as specified in the preamble hereto, or any other address for which an appropriate written notice is given to the counterparty.

35.	Certification for MAGNA

In accordance with the provisions of the Securities Regulations (Signing and Electronic

Reporting) 5763 2003, the Trustee hereby approves that the competent party of the Company report electronically to the Securities Authority of this Deed of Trust.

In witness whereof the parties have set their hands hereunto

Cellcom Israel Ltd.	Hermetic Trust (1975) Ltd.

I, the undersigned, Tamar Enav, Adv., confirm that this Deed of Trust has been signed by Cellcom Israel Ltd. by Messrs. Tal Raz and Liat Menachemi Stadler and that their signature binds the Company concerning this Deed of Trust.

Tamar Enav, Adv.

Cellcom Israel Ltd.
First Addendum

Certificate of Debentures (Series E through I) and Debentures (Series 1 through 2)

Issued hereby is a Debenture that is repayable in __* annual installments in the years ____ to _____* (inclusive) and bears annual interest and linkage differences as stated below.

Registered to name Debentures

Certificate No. ______________

Annual interest rate ____%

Part value of this Debenture: NIS ______________

This certificate attests that Cellcom Israel Ltd. (hereinafter: “the Company”) shall pay on [date_______*/ dates_______*] in each of the years _____* through _____* (inclusive) __% of the par value of this Debenture to the Debenture Holder on the determinant date for such payment, all subject to the terms listed in the overleaf and in the Deed of Trust.

1.
This Debenture bears interest at the annual interest rate specified above and is payable on the dates, all subject to the terms listed in the overleaf. The Debenture will be [linked/unlinked], all subject to the terms listed in the overleaf.

2.
The last installment will be made against delivery of the Debenture to the Company at its registered office or anywhere else as advised by the Company, not later than five (5) Business Days before the payment becomes due under the terms of the Debentures.

3.
This Debenture is issued as part of a Series of Debentures under terms that are identical to the terms of this Debenture, which is issued pursuant to the Deed of Trust (hereinafter: the “Deed of Trust”) from March 31, 2009 that has been signed between the Company and Hermetic Trust (1975). It is clarified that the provisions of the Deed of Trust will form and integral part of the provisions of this Debenture and will be binding to the Company and to the Holder of Debentures included in said Series.

4.
The Debentures in this Series will have an equal degree of security among each other (pari passu) concerning the undertakings of the Company pursuant to the Debenture, without a preferential right or priority over one another.

5.	This Debenture is issued subject to the conditions listed in the overleaf, the conditions listed in the Deed of Trust, the Prospectus and the Shelf Offer Report.

_____________________________

Cellcom Israel Ltd.

Date: _____________________

The Terms Listed in the Overleaf

1.	General

The terms listed in the overleaf will apply separately to each of the Series of Debentures (as defined below) and the Debentures in each of the Series of Debentures shall be hereinafter referred to as “the Debentures”, all - unless otherwise stated or implied by the context.

In this Debenture (Series __), the following expressions will have the following meaning, unless another intention is implied by the context of the statements:

“The Company” and/or "the Issuer"	–	Cellcom Israel Ltd.

The “Deed of Trust”	–	The Deed of Trust that was signed between the Company and the Trustee on March 31, 2009, including the appendices attached thereto, which constitute an integral part thereof;

The “Prospectus” or “the Shelf Prospectus”	–	The shelf prospectus of the Company that is due to be published, inter alia, for the issue of the Debentures;

The “Shelf Offer Report” or “the Offer Report”	–
The shelf offer reports that will be published under the Shelf Prospectus, in accordance with the provisions of Section 23A(f) of the Securities Law, 5728 – 1968, wherein all the details that are specific to such offer will be completed, including the composition of the offered units, under the provisions of any law and in accordance with the Code and guidelines of the Tel Aviv Stock Exchange, prevailing at such time;

The “Series of Debentures”	–
Series that would be titled series E through I and/or series 1 through 2 of debentures, registered to name, the terms of each would be determined in accordance with the Debenture Certificate, as defined below, of that series and the initial offer report of the debentures in that series, as shall be issued from time to time by the Company at its sole discretion;

The “Trustee”	–	Hermetic Trust (1975) Ltd. and/or any party serving from time to time as a trustee of the Debenture Holders pursuant to the Deed of Trust;

“Register”	–	Register of the Debenture Holders as stated in Section 26 of the Deed of Trust;

The “Debenture Holders” and/or the “Debenture Owners”	–	Anyone holding the Debentures;

The “Debenture Certificate”	–	A Debenture certificate whose form appears as the first addendum to this deed;

The “Law” or “the Securities Law”	–	The Securities Law, 5728 – 1968 and the regulations thereby, as effective from time to time;

“Principal”	–	The outstanding par value of the Debentures in the relevant series;

The “Consumer Price Index” (“the Index”)	–
The price index known by the name of “the Consumer Price Index’, which includes fruit and vegetables, as published by the Central Bureau of Statistics and Economic Research, including that index even if published by another official body or institute, and including any official index that replaces it, whether composed of the same data as the existing index or not. If it is replaced by another index that is published by such a body or institute, and that body or institute did not determine the ratio between it and the index thus replaced, the ratio will be determined by the Central Bureau of Statistics, and in the case of such a ratio not being determined, it will be determined by the Trustee for the relevant series, following consultation with economic experts of his choice;

The “Known Index”	–	The last known consumer price index;

The “Basic Index”	–	The index known on a given date, which would be published in the offer report under which any Series of Debentures is initially offered;

The “Payment Index”	–	The consumer price index known on the date of making any payment on the account of the principal and/or the interest.

The initial offer report of the debentures in the relevant series, which are linked to the index, will specify whether the principal and/or the interest of the debentures is secured (i.e. in the event that the known index on the date scheduled for the relevant payment is less than the basic index, the payment index shall be the basic index) or unsecured (i.e. the payment index shall be the known index on the date scheduled for the relevant payment, even if this index is less than the basic index);

“Business day” or “Banking Business Day”	–	A day on which most of the banks in Israel are open for conducting transactions;

The “Stock Exchange”	–	The Tel Aviv Stock Exchange Ltd.

“Trade Day”	–	A day on which transactions are made on the Stock Exchange;

“Meeting”	–	A meeting of the Debenture Holders, including a class meeting.

“Class meeting”	–	A meeting of the Debenture Holders, who have an interest that is materially different from the interest of other Debenture Holders on the matter that is being discussed in the meeting.

The “Nominee Company”	–	The Israel Discount Bank Nominees Ltd.

“Foreign Currency”	–	Not more than one currency per each series of debentures, as shall be specified in the initial offer report of the debentures in the relevant series;

“Foreign Currency Exchange Rate”	–
The representative exchange rate of the foreign currency published by the Bank of Israel, or any official exchange rate of the foreign currency in relation to Israeli currency that shall supersede the aforesaid representative exchange rate and that shall be applicable at such time with respect to government bonds that are linked to the exchange rate of the foreign currency;

The “Known Exchange Rate” on any date	–
The latest exchange rate determined by the Bank of Israel prior to such date. However, during a period in which the Bank of Israel does not customarily determine a representative exchange rate, the known exchange rate shall be the rate most recently determined by the Minister of Finance together with the Governor of the Bank of Israel for government bonds that are linked to the exchange rate of the foreign currency.

The “Basic Exchange Rate”	–	The known exchange rate on a given date, which shall be determined in the initial offer report of the debentures in the relevant series;

The “Payment Exchange Rate”	–	The known exchange rate on the actual date of payment;

“Prime Interest Rate” on any given date	–	The interest rate derived from the average of the basic debit interest rate offered at such date by the four (4) major banks in Israel.

“Telbor Interest Rate” on any given date	–
Tel Aviv Interbank Offered Rate - The interest rate for interbank loans, which is calculated based on interest bids submitted by several banks in Israel, for a period that shall be determined in the initial offer report of the debentures in the relevant series, and that appears on the Reuters data distribution system on Mondays through Thursdays at 13:00 or shortly thereafter and on Fridays at 12:00 or shortly thereafter or on any other source of information that shall be specified in the initial offer report of the debentures in the relevant series.

“Libor Interest Rate” on any given date	–
The interest rate offered on such date on the interbank market in London for dollar deposits for a period that shall be determined in the initial offer report of the debentures in the relevant series (week, month, six months etc.), as quoted at 11:00 London time or shortly thereafter on the Libor01 Page published by the Reuters News Agency or, if this Page is replaced, as quoted at such time or shortly thereafter on the replacement page.

“Euribor Interest Rate” on any given date	–
Euro Interbank Offered Rate - The interest rate offered on such date on the interbank market for euro deposits for a period that shall be determined in the initial offer report of the debentures in the relevant series, as quoted at 11:00 London time or shortly thereafter on the Euribor01 Page published by the Reuters News Agency or, if this Page is replaced, as quoted at such time or shortly thereafter on the replacement page, or on any other source of information that shall be specified in the initial offer report of the debentures in the relevant series.

The “Basic Interest Rate” on any given date	–
The Libor or the Telbor or the Euribor or the Prime or any other basic interest rate that may be selected by the Company, as shall be determined in the initial offer report of the debentures in the relevant series.

This Debenture is one of a series of registered to name Debentures (Series E through I) with a total par value of up to NIS _______________ or registered to name Debentures (Series 1 through 2) with a total par value of up to NIS _______________. The Debentures of these series will have an equal, pari passu degree of security among each other concerning the undertakings of the Company pursuant to the Debentures, without a right of preference or priority of one over another.

This Debenture is repayable in __* [annual/semi-annual] installments, consecutive and equal (with the exception of the first or the last installment, that may be set at a different rate), which shall be paid on [___*] in each of the years ____* to ____*, as specified in Section 3 below, and bears interest at the annual rate stipulated in Section 4 below. The principal of the Debenture and the interest thereon are [linked to the Index/linked to the dollar/unlinked] as described in Section 3 below.

2.           Securing the Debentures

2.1
The Debentures may or may not be secured by collateral, any pledge or otherwise. Information concerning the Debentures’ securing mechanism, to the extent that they are secured by collateral, any pledge or otherwise, will be provided in the Initial Shelf Offer Report for each of the relevant Series of Debentures.

2.2	Unless otherwise stated in the Initial Shelf Offer Report for each of the relevant Series of Debentures, the Company will be allowed to pledge its assets, in part or in full, by any pledge and in any way, to the benefit of any third party, without the need for any consent from the Trustee and/or the Debenture Holdersfrom each of the Series. In addition, the Company will be allowed to sell, lease, assign, deliver or transfer in any other way its assets, in part or in full, in any way, for benefit of any third party, without the need for any consent of the Trustee and/or the Debenture Holders in each of the Series.

2.3
For the removal of doubt, it is clarified that the Trustee has no duty to examine, and in fact the Trustee has not examined, the need for providing collateral for securing the payments to the Debenture Holders. In its entering the engagement in this Deed of Trust, and with the consent of the Trustee to serve as the trustee for the Debenture Holders, the Trustee does not express its opinion, implicitly or explicitly, as to the ability of the Company to fulfill its undertakings towards the Debenture Holders of each of the Series.

For the removal of doubt it is clarified that if the Company’s undertakings towards the Debenture Holders are secured by any collateral, the Trustee has no duty to examine, and in fact the Trustee will not examine, the value of the collateral. In its entering the engagement in this Deed of Trust, and with the consent of the Trustee to serve as the trustee for the Debenture Holders, the Trustee does not express its opinion, implicitly or explicitly, as to the value of the collateral, to the extent that collateral is provided, or as to the ability of the Company to fulfill its undertakings towards the Debenture Holders in any of the Series. In the event that the Debentures are secured by any collateral, the fee of the Trustee shall be increased as shall be agreed between the Company and the Trustee.

The Trustee has not been requested to perform, and in fact has not performed a financial, accounting or legal due diligence as to the state of affairs of the Company or the subsidiaries and will not perform such due diligence when a series is taken off the shelf.

The foregoing does not derogate from the duty of the Trustee by law and/or Deed of Trust, nor does it derogate from the duty of the Trustee (to the extent that this duty applies to the Trustee according to any law) to examine the effect of changes in the Company from the date of the Prospectus onwards, to the extent that these may adversely affect the ability of the Company to fulfill its undertakings to the Debenture Holders in any of the Series.

2.4
The Debentures in any of the Series will be in an equal pari passu degree of security among themselves concerning the undertakings of the Company pursuant to the Debentures of the same Series, without precedence or preference over each other.

3.           The principal of the Debentures and its linkage bases

The principal of the Debentures in the relevant Series will be repayable in a number of installments that shall not fall below one and shall not exceed ten (10) annual installments, or that shall not fall below one and shall not exceed twenty (20) semi-annual installments that shall be consecutive and equal (with the exception of the first or the last installment, that may be set at a different rate) and shall be payable on the dates stipulated in the Initial Offer Report for the relevant Series and subject to the linkage terms specified in this section below.

The principal of the Debentures may be linked to any of the linkage bases listed below or unlinked, all as shall be specified in the Initial Offer Report of the Debentures in that Series, with reference to the definitions of the linkage bases provided below:

3.1	Linkage to the Index

If the terms of the relevant Series of Debentures stipulate the linkage of the principal and interest of the Debentures in that Series to the Index, then the linkage to the Index of the principal and interest will be such that, if on any date of payment on account of the principal and/or interest of said Debentures the Payment Index exceeds the Basic Index, the Company’s principal and/or interest payment on such date would be increased in proportion to the rate of increase in the Payment Index over the Basic Index. In case the Payment Index is less than the Basic Index, the Company may stipulate in the Initial Offer Report of the Debentures in that Series that the principal and/or interest of the Debentures are to be secured (i.e. if the Payment Index is less than the Basic Index, the Payment Index shall be the Basic Index) or unsecured (i.e. the Payment Index shall be the Known Index on the date of payment, even if such index is less than the Basic Index). The securing against a decrease in the index where the Payment Index is less than the Basic Index is to be provided for in the Initial Offer Report, as described above.

The interest payable on the Debentures in that Series will be at a fixed rate as described in Section 4.1.1 below, or at a variable rate (Prime Interest or Telbor Interest or any other basic interest, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series, with the addition or less a margin that would be specified in the Initial Offer Report or determined in a bid) as described in Section 4.1.2 below.

3.2	Linkage to foreign currency

If the terms of the relevant Series of Debentures stipulate the linkage of the principal and interest of the Debentures in that Series to foreign currency, then their linkage to foreign currency will be such that, if on any date of payment on account of the principal and/or interest of said Debentures the Payment Exchange Rate exceeds the Basic Exchange Rate, the Company’s principal/interest payment on such date would be increased in proportion to the rate of increase in the Payment Exchange Rate over the Basic Exchange Rate. In case the Payment Exchange Rate is less than the Basic Exchange Rate, the Company may stipulate in the Initial Offer Report of the Debentures in that Series that the principal and/or interest of the Debentures are to be secured (i.e. if the Payment Exchange Rate is less than the Basic Exchange Rate, the Payment Exchange Rate shall be the Basic Exchange Rate) or unsecured (i.e. the Payment Exchange Rate shall be the Known Exchange Rate on the date of payment, even if such Exchange Rate is less than the Basic Exchange Rate). The securing against a decrease in the Foreign Currency Exchange Rate where the Payment Exchange Rate is less than the Basic Exchange Rate is to be provided for in the aforesaid Initial Offer Report.

The interest payable on the Debentures in that Series will be at a fixed rate as described in Section 4.3.1 below, or at a variable rate (Libor Interest or Euribor Interest or any other basic interest, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series, with the addition or less a margin that would be specified in the Initial Offer Report or determined in a bid) as described in Section 4.3.2 below.

3.3	Unlinked Debentures

If the terms of the relevant Series of Debentures do not stipulate any linkage basis for the principal of the Debentures in that Series, the principal will be denominated in NIS and would not be linked to any Index or Foreign Currency. In this case, the interest on the Debentures would also not be linked to any Index or Foreign Currency.

The interest payable on the Debentures in that Series will be at a fixed rate as described in Section 4.2.1 below, or at a variable rate (Prime Interest or Telbor Interest or any other basic interest, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series, with the addition or less a margin that would be specified in the Initial Offer Report or determined in a bid) as described in Section 4.2.2 below.

3.4
Subject to the stated in the Code and Guidelines of the Stock Exchange, the linkage method will not be changed throughout the period of the Debentures and no more than one linkage basis will be assigned to each of the Series of Debentures.

4.	The Interest

The principal of the Debentures in the relevant Series will bear annual interest at a rate that will be determined in the Initial Offer Report of the Debentures in that Series, and based on one of the interest calculation mechanisms described below, as shall be determined in the aforesaid Initial Offer Report , in reference to the interest calculation mechanisms described below:

4.1	Interest on index-linked principal

The principal of the Debentures, if these are linked to the Consumer Price Index, will bear linked interest as aforesaid, at a fixed or a variable rate, as described below:

4.1.1
Interest at a fixed rate - interest at a fixed rate, as shall be stipulated in the Initial Offer Report of the Debenture in the relevant Series and/or determined in a bid carried out under said Offer Report.

4.1.2
Interest at a variable rate, for which the margin above or below the Basic Interest is specified in the Initial Offer Report of the Debentures or determined in a bid thereunder, if the Basic Interest is the Prime - the interest rate for the full interest period would be determined according to the Basic Interest Rate specified in the Initial Offer Report of the Debentures, as quoted on the Banking Business Day that takes place two (2) Business Days prior to the first day of the interest period (“the Sample Date”). The Company will submit an immediate report on the interest rate determined as above within four (4) days of the Sample Date.

4.2	Interest on unlinked principal

The principal of the Debentures, if not linked to any index or currency, will bear interest at a fixed or variable rate, as described below:

4.2.1
Fixed NIS interest - interest at a fixed rate, as shall be stipulated in the Initial Offer Report of the Debenture in the relevant Series and/or determined in a bid carried out under such Offer Report.

4.2.2
Interest at a variable rate, for which the margin above or below the Basic Interest is specified in the Initial Offer Report of the Debentures or determined in a bid thereunder, if the Basic Interest is the Prime or the Telbor, or any other Basic Interest determined in the Initial Offer Report of the Debentures -the interest rate for the full interest period would be determined according to the rate of the Prime, the Telbor or any other Basic Interest, as quoted on the Banking Business Day that takes place two (2) Business Days prior to the first day of the interest period (“the Sample Date”). The Company will submit an immediate report on the interest rate determined as above within four (4) days of the Sample Date.

4.3	Interest on principal linked to foreign currency

The principal of the Debentures, if these are linked to a foreign currency, will bear interest at a fixed or a variable rate, as described below:

4.3.1	Fixed interest linked to foreign currency - interest that is linked to a foreign currency, the fixed rate of which would be determined in the Initial Offer

Report of the Debentures in the relevant Series and/or in a bid conducted under such Offer Report.

4.3.2
Interest at a variable rate, for which the margin above or below the Basic Interest is specified in the Initial Offer Report of the Debentures or determined in a bid thereunder,if the Basic Interest is the Libor, the Euribor or any other Basic Interest determined in the Initial Offer Report of the Debentures, the interest rate for the full interest period would be determined according to the rate of the Libor, the Euribor or any other Basic Interest, as quoted on the Banking Business Day that takes place two (2) Business Days prior to the first day of the interest period (“the Sample Date”). The Company will submit an immediate report on the interest rate determined as above within four (4) days of the Sample Date.

4.4
The interest rate for the first interest period of the Debentures in the relevant Series will be specified in the Initial Offer Report of the Debenture in that Series and/or in a report that will be published by the Company with respect to the results of the bid that would be conducted by the Company, as appropriate.

4.5
It is clarified that, for Debentures that bear a variable interest rate, as described in Sections 4.1.2, 4.2.2 and 4.3.2 above, the interest rate paid in each interest period will vary, as stated above.

4.6	The interest rate determined for each relevant Series will be an annual rate.

4.7
The interest on the Debentures in the relevant Series will be payable every year in one annual installment or in two semi-annual installments or in four quarterly installments, as shall be stipulated in the Initial Offer Report of the Debentures in the relevant Series (the “Interest Periods”) in respect of the interest period ended on the last day prior to the date of payment. The first interest period of the Debentures in the relevant Series will commence on the first Trade Day following the date of closing of the list of signatures, as specified in the Initial Offer Report of the Debentures in the relevant Series, and end on the last day prior to the first date of payment. Any subsequent interest period of the Debentures in the relevant Series will commence on the first day following the end of the preceding interest period and end on the last day prior to the date of payment closest after to its date of commencement. The interest for the first interest period will be calculated according to the number of days in this period based on a 365-day year.

4.8
The interest on the principal of the Debentures in the relevant Series will be calculated starting from the date of clearing (the first Trade Day following the date of closing of the list of signatures, as specified in the Initial Offer Report of the Debentures in the

relevant Series). On the date of clearing, the Company will submit an immediate report specifying the rate of interest that shall be payable in respect of the first interest period, calculated as above.

4.9
The last installment of interest on the principal of the Debentures in the relevant Series will be paid together with the last installment on account of the principal of the Debentures in that Series, against the delivery of the Debenture Certificates of the Series to the Company.

4.10	Income tax (see Section 2.11 of the Prospectus) will be deducted from each payment of interest for the Debentures, according to the law.

5.	The right for Conversion of Debentures (Series 1 through 2) into shares (“the Convertible Debentures”)

5.1	Terms of conversion

5.1.1
On every Trade Day, commencing on the first-time listing of each of the Series of Convertible Debentures for trade on the Stock Exchange until several days prior to the end of the period of the Debentures in the relevant Series, in accordance with the guidelines of the Stock Exchange as of the date of the Initial Offer Report of the Debentures in that Series and as shall be provided for in the aforesaid Offer Report (“the Conversion Period”, and each Trade Day as aforesaid shall be hereinafter referred to as “the Date of Conversion”, and the final date of the Conversion Period shall be hereinafter referred to as “the End of the Conversion Period”), with the exception of several days prior to the determinant date for partial redemption in accordance with the Code and guidelines of the Stock Exchange as of the date of the aforesaid Initial Offer Report through to the date of execution of the partial redemption, the balance of the principal of the Convertible Debentures in that Series that are in circulation on such date will be convertible into fully paid ordinary shares of the Company, registered to name, outstanding in the Company’s equity on the date of the Offer Report (“the Conversion Shares”), at a conversion rate that shall not be less than the par value of the Company’s ordinary shares as of the date of said Offer Report (“the Conversion Rate”), subject to adjustments as specified below, and in the manner and under the terms, all as shall be stipulated in the aforesaid Offer Report.

5.1.2
Any Holder of Convertible Debentures in any Series looking to convert the par value balance of the principal of Convertible Debentures in the Series held by him into Conversion Shares (“the Converter”) will submit to the Company, directly at its registered office (if the Debentures are registered to the name of the Converter in the Register of that Series) or through a member of the Stock Exchange (if the Debentures are held by the Converter through the member of the Stock Exchange), on the Dates of Conversion and in all events before the End of the Conversion Period with respect to said Series, a written application to this effect in the format that shall be determined by the Company, together with the Certificates of the Convertible Debentures to which the application relates (“the Conversion Notice”).

5.1.3
Within a single Conversion Notice, the conversion of the par value balance of the number of Convertible Debentures of the same Series that are registered to the name of one Holder may be requested and must be accompanied by all the Certificates of the Convertible Debentures to which the Conversion Notice relates.

5.1.4
In the event of conversion of Convertible Debentures into shares pursuant to this section that relates only to part of the par value sum of Convertible Debentures registered in the same Certificate, the Certificate of Convertible Debentures must first be split into the appropriate number of Debenture Certificates, such that the sum of all the par value amounts of the Debentures registered therein is equal to the par value sum of the Debenture Certificate divided up as aforesaid.

5.1.5	The Conversion Notice forms are available at the registered office of the Company as well as in any other location advised by the Company.

5.1.6
The Converter will, at any time, sign any document that may be required under any law and pursuant to the Company’s directives for the allocation of the Conversion Shares. The date on which the Company receives a Conversion Notice directly from the Converter (with respect to directly held Debentures), or the Stock Exchange Clearing House receives a notice of the conversion of the Convertible Debentures from a member of the Stock Exchange (with respect to Debentures held through the Nominee Company), that fully complies with all the terms stipulated in this Prospectus, as appropriate, will be deemed as the date of conversion (“the Conversion Date”).

5.1.7
In the event that the Converter does not fully comply with the terms for the conversion of the Convertible Debentures, the Conversion Notice will be deemed as void and the Certificates of the Convertible Debentures will be returned to the applicant.

5.1.8	A Conversion Notice submitted to the Company may not be cancelled or altered.

5.1.9
The Converter will not be entitled to the allocation of a part of a single Conversion Share, however any fractions of Conversion Shares that arise upon conversion, if any, will be sold on the Stock Exchange by a trustee that would be appointed by the Company for this purpose, within thirty (30) days of the accrual of such fractions into whole shares in a quantity that is reasonable for sale on the Stock Exchange, taking into consideration the costs involve, and the net consideration from the sale will be proportionately divided between the beneficiaries within fifteen (15) days of the selling date. A check will not be issued to any of the beneficiaries for an amount less than NIS 50; such amounts may be collected at the offices of the Company.

5.1.10
Conversion Shares will confer upon their holders full participation rights in any dividend and other distribution the determinant date for entitlement thereto is the Conversion Date or a later date, and will be equal in rights in all respects to the ordinary shares outstanding in the Company’s equity on such date.

5.1.11
Any Convertible Debentures that are converted will be removed from circulation on their Conversion Date and will be fully cancelled, with retroactive effect to the Conversion Date, from the date of allotment of Conversion Shares in their respect, and will not confer any right to any interest subsequent to the final date of payment of interest thereon, with respect to which the determinant date precedes the Conversion date, and will not confer any right to linkage differences accrued on the balance of the principal under the terms of linkage as stated in Section 3 above (and which would have been payable together with the principal of the Debentures had the applicant not exercised his right to convert the Convertible Debentures into shares as aforesaid).

5.1.12
Any part of the Convertible Debentures of any Series that is not converted until the End of the Conversion Period of such Series will no longer confer upon its Holder any right to convert it into Conversion Shares, and the related conversion right will be null and void subsequent to said date.

5.2	Timetables for the conversion

The bylaws of the Stock Exchange clearing House known as of the date of publication of the Shelf Prospectus with respect to the timetable for the execution of an order for the conversion of the Convertible Debentures that are held through members of the Stock Exchange stipulate as follows:

5.2.1	The notification by a client of a conversion that is received by 12:00 noon at the offices of the member of the Stock Exchange will be transmitted by that member of the Stock Exchange to the Clearing House not later than 12:00 noon on the following Trade Day.

5.2.2
Having received a notification of a conversion from a member of the Stock Exchange by 12:00 noon, the Clearing House will debit the member of the Stock Exchange and credit the Nominee Company accordingly, this not later than 12:00 noon on the following Trade Day.

5.2.3
Having received a credit notification pursuant to Section 5.2.2 above by 12:00 noon, the Nominee Company will transmit the Conversion Notice to the offices of the issuing company not later than 12:00 noon on the following Trade Day.

5.2.4
Any notification from the parties mentioned in Sections 5.2.1 through 5.2.3 above that is received after 12:00 noon on any Trade Date will be deemed as having been received by 12:00 noon of the following Trade Day.

5.2.5
Notwithstanding the said above, on the last Conversion Date preceding final redemption or preceding an ex partial redemption date, as applicable, the members of the Stock Exchange are required to transmit to the Clearing House the final conversion applications by 12:00 noon. The conversion will be executed on the same date. Any member of the Stock Exchange that does not submit an application by said time will be deemed as not having exercised its right.

5.2.6
In the event that the final date for the conversion of the Convertible Debentures of any Series or the final date for conversion prior to partial redemption falls on a day that is not a Trade Day, such date will be deferred to the following Trade Day.

It is hereby emphasized that the conversions of the Convertible Debentures shall be subject to the bylaws of the Stock Exchange Clearing House existing on the actual date of conversion.

Within one Trade Day of the Conversion Date, the Company will allot each Converter certificates in respect of the Conversion Shares due to him, and after approval is received for the listing for trade of the allotted Conversion Shares, the Company will take action to list the Conversion Shares for trade on the Stock Exchange within three (3) days of said date.

5.3	Directives for the protection of the Holders of Convertible Debentures during the Conversion Period

5.3.1	Distribution of bonus shares

In the event of the distribution of bonus shares by the Company between the date of the Initial Offer Report of any of the Series of Convertible Debentures through to the End of the Conversion Period of such Series, the rights of the Holders of Convertible Debenture in said Series will be protected as follows:

5.3.1.1
Subsequent to the determinant date for the entitlement to participate in such distribution, the number of Conversion Shares receivable by the Holder of Convertible Debentures in such Series upon their conversion would be increased by adding the number of shares to which the Holder would have been entitled as bonus shares had he converted the Convertible Debentures immediately before the aforesaid determinant date.

5.3.1.2
The Holder of the Convertible Debentures will not be entitled to the allocation of a part of a bonus share as above, however any fractions of bonus shares that arise upon allotment, if any, will be sold on the Stock Exchange by a trustee that would be appointed by the Company for this purpose, within thirty (30) days of the aforesaid date of allotment, and the net consideration (less selling costs and compulsory payments and fees) will be divided between the beneficiaries within fifteen (15) days of the selling date. A check will not be issued to one beneficiary for an amount less than NIS 50; such amounts may be collected at the offices of the Company.

5.3.1.3	Subject to the stated in the Code and guidelines of the Stock Exchange, the adjustment method may not be altered.

5.3.2	Issuance of rights

In the event that, between date of the Initial Offer Report of any of the Series of Convertible Debentures through to the End of the Conversion Period of such Series, the Company should offer to its shareholders securities of any kind by way of the issuance of rights, the number of Conversion Shares receivable upon conversion of the Convertible Debentures in such Series that have not yet been converted into ordinary shares of the Company on the determinant date based will be adjusted according to the benefit component of the rights, as reflected in the ratio of the quoted price of the Company’s share on the Stock Exchange on the determinant date to the basic “ex rights” price. Subject to the stated in the Code and guidelines of the Stock Exchange, the adjustment method may not be altered.

5.3.3	Adjustment with respect to dividend distribution

Should the Company carry out a dividend distribution, as defined in the

Companies Law (“the distribution”), the determinant date for the entitlement thereto (“the determinant date for distribution”) falls before the End of the Conversion Period, one of the provisions stipulated in subsections (1) and (2) below shall apply, all as shall be determined by the Company in the Initial Offer Report of the Convertible Debentures under the Shelf Prospectus. The Company will publish in detail in the aforesaid Offer Report the manner of adjustment of the Conversion Rate and/or the Conversion Ratio following a distribution, to the extent that such is carried out, based on its selection of one of the following alternatives:

5.3.3.1	The Conversion Rate and/or the Conversion Ratio will not be adjusted as a result of a distribution by the Company.

5.3.3.2
Commencing on the first Trade Day on which the Company’s shares are traded subsequent to the determinant date for distribution (ex dividend), the Conversion Ratio of the Convertible Debentures in circulation will be adjusted by its multiplication by the ratio of the price of the Company’s share on the Stock Exchange, as determined by the Stock Exchange, adjusted for the distribution (ex dividend price), to the closing price determined for the Company’s share by the Stock Exchange on the determinant date for distribution). The Company will announce the adjustment of the Conversion Ratio, as above, in an immediate report not later than the date on which the Company’s shares are traded “ex dividend”.

The Company will act in accordance with the stated in Section 5.3.3.1 above, this without derogating from the Company’s right, as aforesaid, to change the adjustment of the Conversion Rate and/or the Conversion Ratio following a distribution by way of the issuance of a notice within the framework of the Initial Offer Report of the Debentures in the relevant Series.

5.4	Additional directives for the protection of the Holders of Convertible Debentures during the Conversion Period

Commencing on the date of publication of the Offer Report for any Series of Convertible Debentures until all of the Convertible Debenture in that Series are converted, but in no event later than the End of the Conversion Period of the Series, the following directives shall apply:

5.4.1
The Company will maintain a sufficient amount of ordinary shares in its authorized share capital, to secure the allotment of all of the shares that may result from the conversion of all of the Convertible Debentures in a given Series that are in circulation from time to time, and if necessary will cause the increase of its authorized share capital accordingly.

5.4.2
Should the Company consolidate the ordinary shares in its issued share capital into shares with a greater par value or subdivide them into shares with a lesser par value - the number of Conversion Shares for allotment following the conversion of the Convertible Debentures in the relevant Series would be consequently reduced or increased, as appropriate. In such case, the provisions of this Section 5.4 must be followed, mutatis mutandis.

5.4.3
Within ten (10) days of any adjustment to the Conversion Rate or to the number of Conversion Shares in relation to the aforesaid Series of Convertible Debentures, the Company will publish a notice in two (2) widely distributed daily newspapers that are published in Israel in Hebrew, concerning the entitlement of the Holders of Convertible Debentures in said Series to convert them into shares, specifying the Conversion Period, the Conversion Rate and the number of Conversion Shares to which the Holder of Convertible Shares would be entitled following a conversion at such time, all in relation to the abovementioned Series.

5.4.4
In addition to said notice, not later than three (3) weeks and not earlier than four (4) weeks before the End of the Conversion Period in respect of said Series, the Company will publish a notice in two (2) widely distributed daily newspapers that are published in Israel in Hebrew, and will issue a written notice, with copies to the Stock Exchange and the Trustee of the Series, to the Holders registered in the Register of the Holders of Convertible Debentures in that Series, one month prior to the End of the Conversion Period, as aforesaid, concerning the final date for the conversion of the Convertible Debentures in that Series. Such notice will specify the Conversion Rate, the number of Conversion Shares and the number of bonus shares to which the Holder of Convertible Shares would be entitled following a conversion at such time, all in relation to the abovementioned Series.

5.4.5
The Company will not distribute nor offer to the holders of ordinary shares a cash dividend or bonus shares or an offer of rights in any securities, unless the determinant date for their receipt is at least ten (10) days after the publication of the Company’s notice concerning the distribution or offer of rights, as appropriate.

5.4.6	The Company will refrain from any action, including the distribution of bonus shares, which may result in the reduction of the price of a Conversion Share below its par value.

5.4.7
In accordance with the Code and guidelines of the Stock Exchange, the terms of the Convertible Debentures with respect to the Conversion Rate, the conversion dates and the linkage method cannot be changed; nevertheless, the Company is allowed to change the Conversion Period and/or the Conversion Rate provided that such change is effected within the framework of an arrangement or settlement that has been approved by Court, under Section 350 of the Companies Law. Additionally, in accordance with the Code and guidelines of the Stock Exchange, the Company may change the Conversion Rate as part of a procedure for the split of the Company or a procedure for the merger of the Company, provided that the change includes only those adjustments that are essential to such procedure.

In accordance with the Code and guidelines of the Stock Exchange, the “split procedure” for this purpose signifies - a procedure whereunder the Company transfers to its shareholders shares that it holds in another company, or a procedure whereunder the Company transfers assets and liabilities to a new company that was established for the purpose of the split and the shareholders in the new company are also shareholders in the company that transfers the assets and liabilities, all conditional upon the split procedure being carried out pari passu for all shareholders of the Company. In accordance with the Code and guidelines of the Stock Exchange, the “merger procedure” for this purpose signifies - a procedure whereunder all the shares of the Company are transferred to the possession of a new company or to the possession of another registered company whose shares are listed for trade on the Stock Exchange or a procedure whereunder the Company transfers all of its assets and liabilities to another company as above, all conditional upon the securities of the Company whose shares or assets are to be transferred as aforesaid being delisted from trade on the Stock Exchange and upon the merger procedure being carried out pari passu for all shareholders of the Company.

Notwithstanding the above, in accordance with the Code and guidelines of the Stock Exchange, the Company may change the Conversion Rate, provided that such change is effected as part of a procedure for an offering by way of rights in the Company or as part of a procedure for the distribution of a bonus shares in the Company or as part of a procedure for the distribution of dividend in the Company, and provided that the change includes only those adjustments that are essential to such procedure, as described in Section 5.3 above.

In the event that the Code and guidelines of the Stock Exchange relating to the alteration of the terms of the Convertible Debentures are amended, the amended provisions shall apply.

5.5	Voluntary liquidation

5.5.1
In the event that a resolution is passed for the voluntary liquidation of the Company, the Company will issue a written notice to this effect to all the Holders of Convertible Debentures in circulation at the time, that are registered in the Register of the relevant Series of Convertible Debentures, and will additionally publish a notice in this regard in two (2) widely distributed daily newspapers that are published in Israel in Hebrew. Every Holder of Convertible Debentures shall be entitled, at his choice, to be considered as having exercised the conversion right pertaining to the Debentures shortly before the resolution was passed, provided that he notifies the Company of his choice within three (3) months of the said notice by the Company.

5.5.2
In such case, the Holder of the Convertible Debentures shall be entitled to participate in the distribution of the excess assets of the Company upon liquidation (following the settlement of all its debts) between its shareholders, this in the amount that he would have received upon the liquidation of the Company had he been a shareholder in the Company shortly before the passing of the liquidation resolution by virtue of the conversion of the Convertible Debentures that are in his possession, with respect to which he had notified the Company as aforesaid, less the amount of interest that was paid for such Convertible Debentures on the date of the resolution or shortly thereafter (with the exception of interest that falls due prior to the date of the resolution, even if paid on the date of the resolution or thereafter); and the Holder of the Convertible debentures will not be entitled to any payment under the Debentures that falls due subsequent to the date of the resolution.

6.           Payments of the Principal and the Interest of the Debentures

6.1
The payments on account of the interest and/or the principal of the Debentures will be paid to the persons whose names are listed in the Register of Debenture Holders of the relevant Series on the dates that will be specified in the Initial Offer Report of the Debentures in such Series in accordance with the guidelines of the Stock Exchange Code on such date (the “Determinant Day for the Relevant Series”), with the exception of the last installment of the principal and the interest, which will be paid against delivery of the Debentures Certificates to the Company, at its registered office or anywhere else as advised by the Company, by no later than five (5) Business Days before the day stated for payment of the last installment.

It is clarified that any person not registered in the Company’s Register of Debenture

Holders of the relevant Series on the Determinant Day for the Relevant Series will not be entitled to the payment of interest in respect of the interest period that had commenced prior to the said date.

6.2
In any case of the date of payment on account of principal and/or interest falls on a day that is not a Business Day, the payment date will be deferred to the first Business Day thereafter without additional payment, interest or linkage.

6.3	The payment of principal and interest will be subject to the linkage terms stipulated in Section 3 above, as appropriate.

6.4
Payment to beneficiaries will be made by checks or by bank transfer to the credit of the bank account of the persons whose names are listed in the Register of the Debenture Holders and that is indicated in the details that they give to the Company in writing in advance, in accordance with the provisions of subsection 6.5 below. If the Company cannot, for any reason that does not depend thereupon, pay any sum to the beneficiaries, the provisions of Section 7 below will apply.

6.5
A Debenture Holder that will be interested in informing the Company of the details of the bank account for crediting it with payments pursuant to the Debentures as stated above, or change these account detail or instructions concerning the mode of payment, may do so by notice to the company by registered letter. However, the Company will fulfill the instruction only if it reaches its registered office at least thirty (30) days before the determining Date for payment of any installment pursuant to the Debenture.

In the case of the notice being received by the Company belatedly, the Company shall act thereby only concerning installments whose Determinant Payment Date  is after the date of payment  which is near to the day of receipt of the notice.

6.6
If a Debenture Holder who is entitled to such a payment has not given the Company in advance details concerning its bank account, any installment on the account of the principal and interest will be made out by a check that will be sent by registered mail to its last address listed in the Register of the Debenture Holders. Sending of a check to a beneficiary by registered mail as stated above will be considered, for all intents and purposes, as payment of the sum specified therein on the date of its mailing, as long as it is duly paid upon its presentation for collection.

7.           Abstention from Payment for a Reason that does not Depend on the Company

7.1
Any sum that is due to the debenture Holder that is not actually paid for a reason that does not depend on the Company, while the company was prepared to pay it, will cease to bear interest and linkage differences from the date stated for its payment, whereas the Debenture Holder will be entitled only to the sums that it would have been entitled to on the date stated for repayment of that sum on the account of the principal, the linkage differences or the interest.

7.2
The Company will deposit with the Trustee by no later than 14 business days from the date stated for that payment, the sum of the payment that has not been paid for a reason that does not depend on the Company, and such a deposit will be considered as settlement of that payment, and in the case of settlement of all dues pursuant to the Debenture, as redemption of the Debenture.

7.3
The Trustee shall deposit in a bank the sums that will be transferred thereto as stated in Section 7.2 above, to the credit of those Debenture Holders and will invest it in investments permitted hereby that are securities of he State of Israel or other securities that the laws of the State of Israel permit investment of the trust money in, as the Trustee deems fit and subject to the provisions of the law. Should the Trustee do so, it will not owe the beneficiaries for sums other than the remuneration that is received from realizing the investments less the expenses, commissions and mandatory payments, if any that are related to the said investment in managing the trust account less its fee.

7.4
The Trustee shall transfer to each Debenture Holder for which sums and/or funds due to the Debenture Holders have been deposited with the Trustee, out of sums thus deposited, less all expenses, commissions, the mandatory payments and its fee, against presentation of the proof that is required by the Trustee, to the full satisfaction thereof.

7.5
The Trustee shall keep these sums and invest them in the above mentioned manner until one year elapses from the final redemption date of the Debentures. After this date, the Trustee shall transfer to the Company these sums, including profits that result from their investment, less its expenses and other expenses incurred in accordance with the provisions of this Deed of Trust (such as service provider fees, etc.) to the extent that these remain in its possession on that date. The Company shall keep these sums in trust for an additional year from the day of their transfer thereto by the Trustee, for the Debenture Holders that are entitled to those sums, and with regard to the sums that are transferred thereto by the Trustee as stated above, the provisions of Section 7.3 of this Deed of Trust will apply, mutatis mutandis. Upon the transfer of the sums from the Trustee to the Company, to the satisfaction of the Trustee, the Trustee shall be exempt from payment of such sums to the entitled Debenture Holders. The Company shall approve to the Trustee in writing the holding of the sums and the receipt thereof in trust for the said Debenture Holders, and will indemnify the Trustee for any claim and/or expense and/or damage of any type that it sustains due to and for the said money transfer, as long as the Trustee has acted reasonably. The Company shall keep these sums in trust for the Debenture Holders that are entitled to these sums for an additional year from the day of their transfer to it from the Trustee. Sums that are not demanded from the Company by a Debenture Holder two years from the final repayment date of the Debentures will be transferred to the Company, which will be entitled to use the remaining sums for any purpose.

8.           The register of the Debenture Holders and transfer of Debentures

8.1
The Company shall keep and maintain in its registered office a Register of the Debenture Holders, listing the names of the Debentures Holders, their addresses and the number and par value of the Debentures registered to their name. The register will also list any transfer of title to the Debentures. The Trustee and any Debenture Holder will be entitled, at any reasonable time, to review this Register. The Company is entitled to close the Register from time to time or for a period or periods that do not exceed an aggregate of thirty (30) days a year.

8.2
The Company will not be required to note in the Debenture Holder registers any notice concerning explicit, implicit or putative Trust, or hypothecation or pledging of any kind or any equity, claim or offset right or any other right, concerning the Debentures. The Company shall only recognize the ownership of the person whose name the Debentures are listed under, as long as the legal heirs, administrators of estate or executors of the will of the registered owner or any person who will be entitled to the Debentures due to the bankruptcy of any registered owner (and in the case of a corporation - due to the liquidation thereof) will be entitled to register as the Holders thereof, after giving evidence that in the opinion of the Company is satisfactory for proving the right of any of the above to be registered as their Holder thereof.

9.           The Debenture Certificates, their Split and Transfer

9.1
For the Debentures that are listed to one Holder, one certificate will be issued, or at its request, a number of certificates will be issued (the certificates referred to in this section will be referred to hereinafter as: the “Certificates”).

9.2
Each Certificate may be split into certificates whose total principal equals the sum of the par value of the Debentures that have been included in a Certificate whose split has been requested, as long as the new Debenture Certificates that are issued will be to par value sums in whole New Israeli Shekels, in accordance with a split request that has been signed by the registered owner of that Debenture Certificate, against the provision of that Debenture Certificate to the Company at its registered office for effecting the split. The split shall be made within seven (7) days of the end of the month on which the Certificate along with its split request were provided at the registered office of the Company. All of the expenses and commissions involved in the split, including stamp tax and other duties, if any, will apply to the party requesting the split.

9.3	The foregoing will apply accordingly to allocation letters, as long as they have not been replaced with Certificates.

9.4
The Debentures may be transferred concerning any par value sum, as long as it is in whole New Israeli Shekels. Any transfer of the Debentures that is not performed through the trading system of the Stock Exchange will be made out according to a transfer deed that is made out in a generally accepted format for transferring shares, duly signed by the registered owner or the legal representatives thereof, and by the transferee or the legal representatives thereof, which will be delivered to the Company at its registered office along with any other proof that is required by the Company for proving the right of the transferor to their transfer and the identity thereof. If any stamp tax or other mandatory payment applies to the deed of transfer of the Debentures, the company will be given proof of their payment by the requester of the transfer, which will be to the satisfaction of the Company.

9.5
It is clarified hereby that all of the expenses and commissions involved in the transfer, including stamp tax and other mandatory payments and duties, if any, will be borne by the party requesting the transfer only. The Company shall be allowed to keep the deed of transfer.

9.6
In the case of a transfer of only part of the sum of the specified principal of the Debentures in the Certificate, the Certificate will be split first as specified in Section 9.2 above into a number of Debenture Certificates as required thereby, in such a manner that the total sums of the principal specified therein is equal to the sum of the specified principal of the said Debenture Certificate.

9.7	After fulfillment of all of the conditions stated above, the transfer will be registered in the Register of the Debenture Holders.

10.	Early redemption

10.1
Early redemption initiated by the Stock Exchange - In the event that the Stock Exchange decides to delist from trade therein the Debentures in any of the Series E through I in circulation by reason of the value of the Series falling below the minimum amount stipulated in the Code and guidelines of the Stock Exchange with respect to the delisting from trade therein and/or in the event that the Stock Exchange decides to delist from trade therein the Convertible Debentures in any of the Series 1 through 2 in circulation by reason of the public’s holdings therein falling below the minimum amount stipulated in the Code and guidelines of the Stock Exchange with respect to the delisting from trade therein, the Company will not allow such early redemption of the Series due to the delisting from trade as aforesaid, unless otherwise notified by the Company in the Shelf Offer Report under which the Series of Debentures is initially issued.

Should the Company choose to allow early redemption of the Debentures as aforesaid, the Company will take the following actions:

10.1.1
Within forty five (45) days of the decision of the Stock Exchange on the delisting from trade therein, the Company will announce a date for the early redemption, on which the Debenture Holder would be allowed to redeem the Debentures. The announcement of the date of early redemption will be published in two (2) widely distributed daily newspapers that are published in Israel in Hebrew.

10.1.2
The date of early redemption of the Debentures in Series E through I with respect to which a delisting decision has been made as aforesaid, shall not be earlier than seventeen (17) days from the date of publication of the announcement or later than forty five (45) days of the said date, but shall not fall in the period between the determinant date for the payment of interest and the date of its actual payment.

10.1.3
The date of early redemption of the Convertible Debentures in Series 1 through 2 with respect to which a delisting decision has been made as aforesaid, shall not be earlier than thirty (30) days from the date of publication of the announcement or later than forty five (45) days of the said date, but shall not fall in the period between the determinant date for the payment of interest and the date of its actual payment.

10.1.4
On the date of early redemption, the Company will redeem the Debentures from the Series in which the Holders have requested the redemption of the Debentures, at their par value, with the addition of linkage differences, if any, and the interest accrued on the principal, with the interest being calculated in proportion to the period from the last date for which interest has been paid to the aforesaid actual date of early redemption (the calculation of interest for a part of a year will be based on a 365-day year).

10.1.5
The scheduling of a date of early redemption, as above, does note derogate from the redemption rights provided for in the Debentures of the same Series, of any of the Debenture Holders that do not redeem them on the date of early redemption as above, and in the case of Convertible Debentures, does not derogate from the conversion rights provided for therein, but the Debentures will be delisted from trade on the Stock Exchange and shall be, inter alia, subject to the consequent tax implications.

10.1.6	The early redemption of the Debentures as aforesaid will not confer upon the Holder of Debentures of the same Series redeemed as above the right to receive interest in respect of the period subsequent to the date of redemption.

10.2
Early redemption initiated by the Company - The Company will be allowed to call for the early redemption of the Debentures in Series E through I and 1 through to 2 offered under the Offer Report in accordance with the Shelf Prospectus, under the terms and according to the price, mechanism, schedules and the other terms stipulated by the Code and guidelines of the Stock Exchange prevailing at such time, as shall be determined in the Initial Offer Report of the Debentures in the relevant Series.

11.           Purchase of the Debentures by the Company and/or by a subsidiary

11.1
The Company reserves the right to purchase at any time, within or without the Stock Exchange, Debentures at any price of its choosing, without prejudice to the obligation of repayment of the Debentures remaining in circulation as specified above. The Debentures that will be purchased by the Company will be cancelled and delisted from trade on the Stock Exchange, and the Company will not be allowed to re-issue them. If the purchase of the Debentures by the Company is carried out as part of the trade on the Stock Exchange, the Company will apply to the Stock Exchange Clearing House to withdraw the relevant Debenture Certificates.

11.2
A subsidiary of the Company and/or the controlling shareholder and/or companies under the control of the controlling shareholder of the Company (“Affiliated Company”) are allowed to purchase and/or sell from time to time within or without the Stock Exchange, including by way of issuance by the Company, Debentures at any price of their choosing and sell them accordingly. The Debentures thus held by the allied corporation will be considered as an asset of the affiliated company, and if they are listed for trading, they will not be delisted from trade on the Stock Exchange other than subject to the rules of the Stock Exchange.

On the matter of holding Meetings of Holders of Debentures, the provisions of Section 2.19 of the second addendum to this Deed will apply.

11.3
The Company is allowed, at any time and from time to time, without needing the consent of the Debenture Holders or the Trustee, to issue, including to an affiliated company, Debentures of a different type and/or of different series and/or other securities, whether secured or unsecured, whether granting a right of conversion into shares of the Company or not granting such right, whether by public offering, by a private placement or under a Shelf Offer Report or otherwise, under terms of redemption, interest, linkage, discounting, repayment rate in the case of liquidation and other conditions, as the Company sees fit, whether they are preferable to the terms of the Debentures issued pursuant to the Prospectus, equal to them or inferior to them.

11.4	Without derogating from the foregoing, the Company is allowed, at any time and from time to time, without needing the consent of the Debenture Holders or the Trustee of Each Series, to issue, including to an affiliated company, additional Debentures from the Series offered under the Shelf Prospectus. The additional Debentures that will be issued, to the extent issued, including their conditions and resulting rights, will be identical and as the existing Debentures in the same Series, and will together constitute one series for all purposes (it is clarified that in the case of such issuance, the offerees to whom additional Debentures will be issued will not be entitled to payment of principal and/or interest whose determinant payment date preceded the issuance date). The provisions of the Deed of Trust of the relevant Series will apply to these additional Debentures. The Company shall publish an immediate statement on such an issuance of additional Debentures and will apply to the Stock Exchange in an application to list these additional Debentures for trading these additional Debentures therein. In the case of expansion of the series of the Debentures as above, the fee of the Trustee shall be increased in proportion to the increase of the size of the series.

The Company shall inform the Trustee and the Debenture Holders of the issue of these additional Debentures.

This right of the Company does not exempt the Trustee from examining such an issuance, to the extent that such a duty is imposed on the Trustee by law, and it does not derogate from the rights of the Trustee and of the Meeting of the Debenture Holders according to the Deed of Trust, including their right to make the Debentures immediately payable as stated in Section 16 below.

11.5
The Company reserves the right to allocate the Debentures following an expansion of the series at a different discount rate (higher or lower) than the discount rate of the Debentures then in circulation (including due to issuance at a price that reflects a different discount rate). The discounted allocation of the Debentures originating from expansion of the series of the Debentures at a rate exceeding the discount rate established for the Debentures before the expansion may adversely affect the state of the Debenture Holders.

11.6	The provisions of this Section 11 above itself do not bind the Company or the Debenture Holders to purchase Debentures or sell the Debentures in their possession.

11.7
Wherever the rules of the Stock Exchange apply or will apply to any action according to this Deed of Trust, they will have preference over the provisions hereof, and the dates of such an action will be determined in accordance with the rules of the Stock Exchange.

12.           Waiver; Settlement and Changes in the Terms of the Debentures

12.1	Subject to the provisions of the Law and the regulations promulgated and/or that will promulgated thereby, the Trustee shall be allowed, from time to time and at any time, if it is convinced that this does not in its opinion infringe upon the rights of the Debenture Holders, to waive any violation or non-fulfillment of any of the terms hereof by the Company, as long as these do not relate to the terms of repayment of the Debentures and the grounds for calling for immediate repayment as specified in Section 16 below.

12.2
Subject to the provisions of the Law and the regulations promulgated and/or that will be promulgated thereby, the Trustee is allowed, whether before or after the principal of the Debentures is called for immediate repayment, to settle with the Company concerning any right or claim of the Debenture Holders and agree with the Company to any arrangement concerning the rights of the Debenture Holders, including waiving any right or claim of the Debenture Holders towards the Company hereby. If the Trustee settles with the Company after having received prior approval of the Debenture Holders as stated above, the Trustee shall be exempt of liability for this action, as approved by the general Meeting. The foregoing does not exempt the Trustee from responsibility for its actions until the date of making a decision of the Meeting of the Holders and/or its actions concerning its application.

12.3
Subject to the provisions of the Law and the regulations promulgated and/or to be promulgated thereby, the Trustee and the Company may, whether before or after the principal of the Debentures is called for immediate repayment, change the Deed of Trust (including a change in the conditions of the Debentures), if one of the following is fulfilled:

12.3.1	The Trustee is satisfied that the change does not adversely affect the Debenture Holders.

12.3.2	The Debenture Holders have agreed to the proposed change, by a special decision as specified in Sections 2.4 and 2.10 of the second addendum hereinafter.

12.4
The Trustee shall be entitled, at the request of the Company from time to time, to make changes in the Deed of Trust and/or in the Debentures, as required by a Securities Authority and/or the Stock Exchange and/or any other governmental authority, for the purpose of listing the Debentures for trade on the Stock Exchange, as long as the Trustee is satisfied that the change does not cause a material adverse effect to the Debenture Holders.

12.5	The Company will give the Debenture Holders a notice of any such change, in accordance with Section 17 hereof, as soon as possible after its execution.

12.6	The general meetings as stated in this section above will be convened, as stated in the second addendum of the Deed of Trust.

12.7
In any case of use of the right of the Trustee in accordance with this section above, the Trustee shall be entitled to demand that the Debenture Holders give to it or to the Company their certificates, for noting a comment concerning any such settlement, waiver, change or amendment and according to the demand of the Trustee, the Company will note such a comment in the certificates that are given to it. In any case of use of the right of the Trustee pursuant to this section, the Trustee shall announce this, within a reasonable time, in writing, to the Debenture Holders.

13.	Meetings of Debenture Holders

General meetings of the Debenture Holders will be convened and managed, as stated in the second addendum to the Deed of Trust.

14.           Receipts as proof

14.1
A receipt from the Debenture Holder for the sums of the principal, the interest and the linkage differences that have been paid thereto by the Trustee for that Debenture will release the Trustee categorically in all matters related to payment of the sums stated on the receipt.

14.2
Until the end of the period specified in Section 7.5 above, a receipt from the Trustee concerning the deposit of the sums of the principal, the interest and the linkage differences in its possession to the benefit of the Debenture Holders as stated in this Deed will be considered as a receipt from the Debenture Holders for the sums specified therein.

14.3	The sums distributed as stated in Sections 7 and 14 hereof will be considered as payment on the account of the repayment of the Debentures.

15.	Replacement of Debenture Certificates

In the case of a Debenture Certificate wearing out, being lost or destroyed, the Company shall be entitled to issue in its place a new Certificate of the Debentures, under the same conditions concerning proof, indemnification and coverage of the expenses sustained by the Company for inquiring as to the right of ownership of the Debentures that the certificate thus replaced relates to, as the Company deems fit,  provided that in the case of wear, the worn out Debenture certificate will be returned to the Company before the new Certificate is issued. Taxes, duties and other expenses involved in the issue of the new Certificate will be borne by the party requesting this Certificate.

16.	Immediate Repayment

16.1	In one or more of the events enumerated below:

16.1.1	If the Company does not repay any sum that is due from it connection to the Debentures within 45 days of the maturity of that sum.

16.1.2
If a temporary liquidator has been appointed by a court, or if a valid resolution has been adopted to liquidate the Company (other than liquidation for merging with another company and/or restructuring of the Company) and this appointment or resolution is not cancelled within 30 Business Days of being given.

16.1.3	If an attachment is imposed on some or all of the material assets of the Company and the attachment is not removed within 60 days.

16.1.4	An execution action is carried out against a material asset of the Company, in part or in full, and the action is not cancelled within 90 days.

16.1.5	If a receiver is appointed for the Company and/or some or all of its material assets, and the appointment is not cancelled within 90 days.

16.1.6	If the Company ceases the payments of the Debentures and/or announces its intent to cease the payments of the Debentures.

16.1.7
If the Company discontinues its business affairs or managing its business affairs, as they are from time to time, and/or announces its intent to cease in engaging in or managing its business affairs as shall be from time to time.

16.1.8	If another series of Debentures that the Company has issued is called for immediate repayment other than according to a resolution of the Company.

16.1.9
If an order for staying of proceedings is given or if a motion has been filed concerning the Company to make an arrangement with the creditors of the Company pursuant to Section 350 of the Companies Law (other than for merging with another company and/or restructuring of the Company) against the Company and this order or motion is not cancelled within 90 days of commencement thereof.

16.1.10	If the Company is wound up or struck for any reason.

16.1.11
A fundamental breach of the terms of the Debentures and the Deed of Trust, including if it is found that the undertakings of the Company in the Debentures or herein are incorrect and/or incomplete, provided a notice has been given to the Company to rectify the violation and the Company does not correct such a violation within 14 Business Days of issue of the notice, and provided that the payments to the Debenture Holders and/or the rights thereof are infringed or may be infringed as a result.

16.1.12	If there is material concern that the Company will discontinue the payments of the

Debentures and/or there is material concern that it will cease in managing its business affairs as shall be from time to time.

16.1.13	In the occurrence of any other event that constitutes material infringement and/or may cause material infringement of the rights of the Debenture Holders.

For the purposes of this entire section, "Material Asset" is an asset whose value in the books of the Company exceeds 20% of the income of the Company according to its last (audited) consolidated annual statements on the date of the event.

16.2	In the occurrence of any of the events listed in Section 6.1 above, the following provisions will apply:

16.2.1	(A)	In the case of any of the events in Sections 16.1.1 to 16.1.10 (inclusive) above, the Trustee will be required to call a Meeting of the Debenture Holders; or

(B)
In the case of any of the events in Sections 16.1.11 to 16.1.13 (inclusive) above, the Trustee will be allowed (but not required) to call a meeting of the Debenture Holders, but the Trustee will be required to call a meeting of Holders by a written request of Holders of at least ten percent (10%) of the par value of the unsettled balance of the principal of the Debentures in circulation, as specified in Section 1.1 of the second addendum hereto.

16.2.2
The date of convening the Meeting, which will be called in accordance with the provisions of Section 16.2.1 A or B above, will be 30 days after the date of its calling (or a shorter term in accordance with the provisions of Section 16.2.5 below), whose agenda will have a resolution concerning calling for immediate repayment the entire unsettled balance of the Debentures, due to the occurrence of any of the events specified in Section 16.1 above, as relevant.

16.2.3
In the case that until the date of convening of the Meeting, none of the events specified in Section 16.1 above has been canceled or removed, and the Meeting of the Debenture Holders as stated resolve to call all of the unsettled balance of the Debentures for immediate repayment as a Special resolution (as defined in the second addendum hereto), the Trustee will be required, within a reasonable time, to call all of the unsettled balance of the Debentures for immediate repayment, as long as it has given the Company at least 15 days written warning of its intent to do so and the event for which the resolution was adopted has not been canceled or removed within this period.

16.2.4
A copy of the notice for calling the Meeting will be sent by the Trustee to the Company as soon as the notice is published and will constitute advance written warning to the Company of the intent to act to call the Debentures for immediate repayment.

16.2.5
The Trustee is entitled, at its discretion, to reduce the count of 30 days (in Section 16.2.2 above) and/or the said 15 days of warning (in Section 16.2.3) in the case of the Trustee opining that any deferral in calling the debt of the Company for repayment endangers the rights of the Debenture Holders, but in any case the Trustee shall not do so without first applying to the Company in writing 7 Business Days before the date of the meeting, indicating the reasons for reducing the time, at the discretion of the Trustee in the circumstances at hand.

16.2.6
The Trustee will be responsible for reporting to the Debenture Holders of the occurrence of any of the events specified in Sections 16.1.11 to 16.1.13 (inclusive) above, whether pursuant to publications that the Company has made or according to a notice of the Company that will be sent to it according to the provisions of Section 17 below, soon after it being brought to its attention or delivered to it.

17.	Notices

17.1	Any notice from the Company and/or the Trustee to the Debenture Holders, as relevant, shall be given as follows:

17.1.1
By reporting in the MAGNA system of the Securities Authority; the Trustee is allowed to instruct the Company and the Company will be required to report forthwith in the MAGNA system on behalf of the Trustee any report in the format as forwarded in writing by the Trustee to the Company); and by

17.1.2	A notice that will be published in two widely distributed daily newspapers that are published in Israel in Hebrew;

Any notice or demand from the Trustee to the Company may be given by a letter that is sent by registered mail to the address stated herein, or to any other address that the Company informs the Trustee of in writing, or by transmission by facsimile or by courier and any such notice or demand will be considered as having been received by the Company: (1) in the case of sending by registered mail – three business days from the day of mailing thereof; (2) in the case of transmission by facsimile (along with a telephone check of receipt thereof) – one business day from the day of its transmission; (3) and in the case of sending by courier – upon its delivery by the courier to the addressee or the offering thereof to the addressee for receipt, as relevant.

17.2
Any notice or demand from the Company to the Trustee may be given by a letter that is sent by registered mail to the address stated herein, or to another address that the Trustee informs the Company of in writing, or by transmission by facsimile or by electronic mail (“email”) or by courier and any such notice or demand will be considered as having been received by the Trustee: (1) in the case of sending by registered mail – three business days from the day of mailing thereof; (2) in the case of transmission by facsimile or by email (along with a telephone check of receipt thereof) or sending by courier – upon its delivery by the courier to the addressee or the offering thereof to the addressee for receipt, as relevant.

17.3	Copies of notices and invitations that the Company gives to the Debenture Holders will also be sent by the Company in an Immediate Report, a copy of which will be given to the Trustee.

Cellcom Israel Ltd.
Second Addendum

Meetings of the Debenture Holders

The following provisions will apply separately to each of the Series of Debentures E through I and 1 through 2 (in this addendum, the Debentures in each of the aforesaid Series will be hereinafter referred to as “the Debentures”).

1.	Calling of Meetings of the Debenture Holders:

1.1
The Trustee or the Company may call a Meeting of the Debenture Holders. If the Trustee and/or the Company calls such a Meeting, they must send immediately a written notice to the Trustee and/or the Company, as relevant, regarding the site, the day and the time on which the Meeting will be held and on the matters to be brought for discussion therein, and the Trustee or the Company, as the case may be, or a representative thereof, will be entitled to participate in such a Meeting without them having a voting right. The Company will be required to call a general meeting by written request of the Trustee or of the Debenture Holders holding at least ten percent 10%) of the unsettled balance of the principal of the Debentures in circulation, as relevant. The Trustee shall be required to call such a Meeting, at the written request of the Holders of at least ten percent (10%) of the par value of the unsettled balance of the principal of the Debentures in circulation. If the parties asking to call the Meeting are the Debenture Holders, the Company and/or the Trustee, as relevant, are entitled to demand from the requesting parties indemnification for the reasonable expenses involved therein.

1.2
Fourteen (14) days advance notice will be given of each Meeting of the Debenture Holders, which will elaborate the place, the day and the time of the Meeting, and will indicate in general the subjects that will be discussed in the meeting. The Trustee is allowed, at its discretion, to shorten the duration of the advance notice if it sees that a deferral in calling the Meeting will cause infringement of the rights of the Debenture Holders.

1.3
In case of the purpose of the Meeting being a discussion and adopting a special resolution as defined in Section 2.4 and 2.10 of this addendum hereinafter, the notice will elaborate, in addition to the foregoing, the principle of the proposed decision. No resolution that has been duly adopted in a Meeting thus called will be disqualified if notice is not given, erroneously to all of the Debenture Holders, or if such notice has not been received by all of the Debenture Holders.

1.4	Any such notice from the Company and/or the Trustee to the Debenture Holders will be given by a notice that is published in two (2) widely distributed daily newspapers that are published in Israel in Hebrew. In addition, an immediate report will be given by the Company. Any notice that is published as stated above will be considered as having been given to the Debenture Holders on the day of its publication as above.

2.	Meetings of the Debenture Holders:

2.1
The chairman of the Meeting will be a person who will be appointed by the Trustee. If the Trustee has not appointed a chairman or he is absent from the Meeting for half an hour from the determinant time for holding the Meeting, the attending Debenture Holders will choose a chairmen from among their number.

2.2	A Meeting of the Debenture Holders will be opened after it is proved that there is the legal quorum for starting the discussion present.

2.3
Subject to the legal quorum that is required in a Meeting that is convened for adopting a special resolution, and subject to the legal quorum that is required for the dismissal of a trustee pursuant to the Securities Law, two Debenture Holders who are attending by themselves or by proxy and together holding or representing at least a tenth (1/10) of the unsettled balance of the Debentures in circulation at that time will constitute a legal quorum.

2.4	A special resolution of the Debenture Holder Meeting will be required on the following issues (“Special Resolution”):

2.4.1	A change and/or amendment to the Deed of Trust, in the case of this requiring a resolution of a general Meeting pursuant to the Deed of Trust

2.4.2
Any amendment, change and/or arrangement of rights of the Debenture Holders, whether these rights result from the Debenture, the Deed of Trust or otherwise, or any settlement or waiver concerning these rights, in the case of a decision of a general meeting being required for this purpose pursuant to the Deed of Trust.

2.4.3	Calling the Debentures for immediate repayment, in accordance with the terms of the Deed of Trust.

2.5
In a meeting that is called for adopting a Special Resolution a legal quorum will be constituted – if Holders of at least fifty percent (50%) of the unsettled balance of the Debentures in circulation at that time are present in the general meeting, or in a deferred meeting, if Holders of at least ten percent (10%) of the said balance are present.

2.6
If within an half an hour of the time set for starting a Meeting, no legal quorum is present, the Meeting will be deferred to the same day in the following week (and in the case of this day not being a Business Day to the Business Day immediately following

it) to the same place and time, without there being a duty to announce this to the Debenture Holders, or to another day, place and time, as chosen by the inviting party, which it will announce to the Debenture Holders at least three (3) days in advance. If no legal quorum is found in a Meeting thus deferred, half an hour after the time established for starting the Meeting, two (2) Debenture Holders attending by themselves or by proxy, regardless of the par value held thereby, will constitute a legal quorum, and other than the legal quorum required for adopting a special resolution, provided that the instruction determining the legal quorum as above is published within the notice of the original Meeting, provided that the notice to the Debenture Holders of the holding of the deferred Meeting is announced in accordance with the provisions of Section 1.4 hereto above, by no later than seven (7) days before the date of holding the deferred Meeting. Such a notice may be published within the notice of the original meeting (the general Meeting that was deferred).

2.7
Other than the foregoing, a Debenture Holder will not be entitled to receive any notice of a deferred Meeting and/or of matters that will be discussed in the deferred Meeting. Only matters that may be discussed in a Meeting will be discussed in a deferred Meeting.

2.8
With the consent of a majority in a Meeting in which a legal quorum has attended, the chairman is allowed, and at the demand of the Meeting is compelled, to defer the continuation of the Meeting from time to time and from place to place, as the Meeting decides. If the continuation of the Meeting is deferred by ten (10) days or more, a notice of the continued Meeting will be given by way of publishing an immediate report in the MAGNA system only.

2.9	In the vote, each Holder who is present in person or by proxy will have one vote for each NIS 1 par value of the total specified unpaid principal of the Debentures by which he may vote.

2.10
Each resolution will be adopted by a counting of votes. The majority that is required for a regular resolution is a regular majority of the number of votes represented in the vote of the Meeting (except abstainers). The majority that is required for a Special resolution in such a Meeting is a majority of not less than 75% of the number of votes represented in such a vote (except abstainers).

2.11
An appointment letter that appoints a proxy will be in writing and will be signed by the appointer or by the proxy thereof who is duly authorized to do so in writing. If the appointer is a corporation, the appointment will be made in writing and will be signed by the stamp of the corporation, along with the signature of the secretary of the corporation or the advocate of the corporation who has the authority to do so. The appointment letter of a proxy will be made out in any generally accepted form. A proxy is not required to be a Debenture Holder by himself. The appointment letter and the power of attorney or the other certificate by which the appointment letter is made out or an approved copy of such a power of attorney will be deposited in the registered office of the Company or at another address that the Company announces not less than forty eight (48) hours before the time of the Meeting for which the power of attorney has been given, unless otherwise determined in the notice calling the Meeting. The appointment letter will also be valid concerning any deferred Meeting of a Meeting that the appointment letter relates to, unless stated otherwise in the appointment letter. A vote that is made in accordance with the terms in the document appointing a proxy will also be valid if the appointer has passed away or been declared legally incompetent or if the appointment letter is cancelled or the Debenture that the vote has been given for is transferred prior to the vote, unless a written notice of the death, decisions of legal incompetence, cancellation or transfer, as relevant, received at the registered office of the Company before the Meeting.

2.12
Any corporation that owns a Debenture may, by duly signed written authorization, empower a person as it deems fit to act as its representative in any Meeting of the Debenture Holders, and the person who has been authorized will be allowed to act on behalf of the corporation that he represents.

2.13
Any proposal for a resolution that is put to the vote in a Meeting of Holders will be decided by a show of hands, unless a vote using a ballot box is demanded by the chairman or by at least two (2) Debenture Holders, who are present by themselves or by their proxy, whether a vote was made previously with a raise of hands or thereafter and the vote by ballot box will prevail. In the case of joint Holders, only the vote of the more senior Holder wishing to vote will be accepted, whether by himself or by his proxy, for which purpose seniority will be determined by the order in which the names are listed in the Register of Holders.

2.14	The Trustee shall not have a right to vote in a Meeting of the Debenture Holder.

2.15	In a vote, a Debenture Holder or the proxy thereof is allowed to vote with some of its votes in favor of a proposal that is being discussed, and with some against the proposal, as it deems fit.

2.16	Declaration of the chairman of the Meeting concerning adopting or rejecting a resolution and recording of this matter in the minutes book will serve as prima facie evidence of this fact.

2.17
The chairman of the meeting will have a minute of the Meeting of the Debenture Holders prepared which shall be written in the book of minutes. Each such minutes will be signed by the chairman of the meeting or by the chairman of the Meeting held thereafter, and all minutes thus signed will serve as conclusive testimony of the proceedings in the Meeting, and as long as it is not proved otherwise, any resolution adopted in such a Meeting will be considered as having been duly adopted.

2.18
A person or persons who are appointed by the Trustee, the secretary of the Company and any other person or persons authorized by the Company will be allowed to be present in Meetings of the Debenture Holders without a voting right. In case that, at the discretion of the Trustee, part of the meeting requires a discussion without the presence of the Company or anyone acting on its behalf, then that part of the discussion will be held without the participation of the Company or anyone acting on its behalf.

2.19
Debentures held by an Affiliated Company will not grant their Holders a voting right in the general meeting of the Debenture Holders, but they will be considered for determining the legal quorum in the general meeting, except Debentures that will be held by an Affiliated Company that is an investor that is one of the investors listed in the first addendum to the Securities Law (concerning Section 15A(B)(1) of the Law) that is not investing for itself (an "Affiliated Institutional Investor”), which will grant voting rights in a meeting of the Debenture Holders. At the time of holding the Meeting of the Debenture Holders, the Trustee shall check for conflicting interests among the Debenture Holders in accordance with the circumstances at hand and the need for calling Class Meetings in cases in which there are differing interests among the Debenture Holders, in accordance with the circumstances at hand. The Company and the Trustee shall act to call Class Meetings of the Debenture Holders in accordance with the provisions of the law, the provisions of the Securities Law and the Regulations and promulgated there under. In the case of holding Class Meetings, approval of a resolution requires approval in each of the Class Meetings that are called, and in the Meeting of all of the Holders Debentures, with the majority that is required by the provisions of the Deed of Trust and the appendices thereof. At the decision of the Trustee, a certain class of interest holders may not be invited and their consent will not be required for the passing of a certain resolution.